SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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H.B. Fuller Company

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Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

Dear Shareholder:

Our 2013 Annual Meeting of Shareholders will be held on Thursday, April 11, 2013, at the H.B. Fuller Company headquarters in St. Paul, Minnesota. The meeting will begin promptly at 2:00 p.m. Please join us. Parking at our headquarters building for attendance at the meeting is complimentary.

The Notice of Annual Meeting of Shareholders and the Proxy Statement describe the business to be conducted at the meeting.

Similar to previous years, we have elected to take advantage of the “notice and access” rules of the Securities and Exchange Commission to furnish most of our shareholders with proxy materials over the Internet. This method of delivery allows us to provide you with the information you need, while reducing printing and delivery expenses.

Your vote on the proposals is important. Whether or not you attend the Annual Meeting of Shareholders, we encourage you to vote your shares to make certain that you are represented at the meeting. You may vote via the Internet or, if you received a printed copy of the proxy materials, by telephone or by mailing a proxy or voting instruction card.

I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ James J. Owens
James J. Owens
President and Chief Executive Officer

February 27, 2013

Office:	1200 Willow Lake Boulevard
St. Paul, Minnesota 55110-5101
Mail:	P.O. Box 64683
St. Paul, Minnesota 55164-0683
Phone:	(651) 236-5062

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	Thursday, April 11, 2013 at 2:00 p.m. Central Time

Place:	H.B. Fuller Company
1200 Willow Lake Boulevard
St. Paul, Minnesota

Items of Business:	The election of three directors named in the attached Proxy Statement for a three-year term.

A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the attached Proxy Statement.

The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 30, 2013.

Approval of the H.B. Fuller Company 2013 Master Incentive Plan.

Any other business that may properly be considered at the meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on February 13, 2013.

Voting by Proxy:	It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled “Questions and Answers about the Meeting” beginning on page 1 of this Proxy Statement, or if you received printed proxy materials, the enclosed proxy or voting instruction card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying Proxy Statement.

By Order of the Board of Directors

/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel and Corporate Secretary

February 27, 2013

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 11, 2013

The Board of Directors of H.B. Fuller Company is soliciting proxies to be used at the Annual Meeting of Shareholders to be held on April 11, 2013, and at any adjournment and reconvening of the meeting. We first made this Proxy Statement and the Annual Report for the fiscal year ended December 1, 2012 available to our shareholders on or about February 27, 2013.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What is the purpose of the meeting?

At our annual meeting, shareholders will act upon the matters disclosed in the Notice of Annual Meeting of Shareholders that accompanies this Proxy Statement. These include the election of three directors, a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement (the “Say on Pay Proposal”), the ratification of the appointment of our independent registered public accounting firm and the approval of the H.B. Fuller Company 2013 Master Incentive Plan.

We will also consider any other business that may properly be presented at the meeting, and management will report on H.B. Fuller’s performance during the last fiscal year and respond to questions from shareholders.

How does the Board recommend that I vote?

The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the Say on Pay Proposal, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2013 and “FOR” the approval of the H.B. Fuller Company 2013 Master Incentive Plan.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on February 13, 2013, you are entitled to vote at the meeting.

As of the record date, 50,311,293 shares of Common Stock were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and your shares are held in street name. If you are a “street name holder” you will receive a voting instruction card, which appears very similar to a proxy card. Please complete that card as directed in order to ensure your shares are voted at the meeting.

What are the voting rights of the shareholders?

Holders of Common Stock are entitled to one vote per share. Therefore, a total of 50,311,293 votes are entitled to be cast at the meeting. There is no cumulative voting for the election of directors.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The presence of shareholders who can direct the voting of at least a majority of the outstanding shares of Common Stock as of the record date is considered a quorum. A shareholder is counted as present at the meeting if the shareholder is present and votes in person at the meeting or the shareholder has properly submitted a proxy by mail, telephone or Internet.

How do I vote my shares?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

•	electronically, by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card; or

•	if you received printed proxy materials, you may also vote by mail or telephone as instructed on the proxy card.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you received printed proxy materials, you may also vote by mail or telephone by following the instructions provided in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. You may also vote in person at the meeting as described in “Can I vote my shares in person at the meeting?” below.

If you hold any shares in the H.B. Fuller Company 401(k) & Retirement Plan (sometimes referred to as the “401(k) Plan” in this Proxy Statement), you are receiving or being provided access to, the same proxy materials as any other shareholder of record. However, your proxy vote will serve as voting instructions to the plan trustee. The shares held in the 401(k) Plan will be voted by the plan trustee.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card?

It means you hold shares of H.B. Fuller stock in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or voting instruction card or, if you vote by telephone or via the Internet, vote once for each proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials you receive.

Can I vote my shares in person at the meeting?

Yes. If you are a shareholder of record, you may vote your shares at the meeting by completing a ballot at the meeting. However, even if you currently plan to attend the meeting, we recommend that you submit your proxy ahead of time so that your vote will be counted if, for whatever reason, you later decide to not attend the meeting.

If you hold your shares in street name, you may vote your shares in person at the meeting only if you obtain a signed proxy from your broker, bank, trustee or other nominee giving you the right to vote such shares at the meeting.

If you are a participant in the 40(k) Plan, you may submit a proxy vote as described above, but you may not vote your 401(k) Plan shares in person at the meeting.

What vote is required for the proposals to be approved?

With respect to the election of directors, the three director nominees receiving the most votes for their election will be elected directors. With respect to the Say On Pay Proposal, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm and the approval of the H.B. Fuller Company 2013 Master Incentive Plan, the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote on each proposal is required, provided that the total number of shares of Common Stock that vote in favor of the proposal represents more than 25% of the shares outstanding on the record date.

How are votes counted?

Shareholders may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election to the Board of Directors. Shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” on the Say on Pay Proposal, the ratification of the appointment of KPMG LLP and the approval of the H.B. Fuller Company 2013 Master Incentive Plan.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote against that proposal. If you WITHHOLD authority to vote for one or more of the nominees for director, this will have no effect on the election of any director from whom votes are withheld.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for the purpose of determining a quorum, but are not considered entitled to vote on the proposal in question. Your broker or nominee has discretionary authority to vote your shares on the ratification of KPMG LLP as our independent registered public accounting firm even if your broker or nominee does not receive voting instructions from you. Your broker or nominee may not vote your shares on the election of directors, the Say on Pay Proposal or the approval of the H.B. Fuller Company 2013 Master Incentive Plan without instructions from you.

What if I do not specify how I want my shares voted?

If you do not specify on your returned proxy card or voting instruction card (or when giving your proxy by telephone or via the Internet) how you want to vote your shares, we will vote them:

•	FOR all of the nominees for director;

•	FOR the Say on Pay Proposal;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year ending November 30, 2013;

•	FOR the approval of the H.B. Fuller Company 2013 Master Incentive Plan; and

•	with respect to such other matters that may properly come before the meeting, in accordance with the judgment of the persons named as proxies.

Can I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

•	by sending a written notice of revocation to our Corporate Secretary;

•	by submitting another properly signed proxy card at a later date to our Corporate Secretary;

•	by submitting another proxy by telephone or via the Internet at a later date; or

•	by voting in person at the meeting.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the charges and expenses of brokerage firms or other nominees for forwarding proxy materials to beneficial owners of shares held in street name. We have retained The Proxy Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $10,000 plus associated costs and expenses.

We are soliciting proxies primarily by mail. In addition, proxies may be solicited by telephone or facsimile, or personally by our directors, officers and regular employees. These individuals will receive no compensation (other than their regular salaries) for these services.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials to our shareholders by providing access to these documents on the Internet instead of mailing printed copies. In general, you will not receive printed copies of the materials unless you request them or you are a participant in the H.B. Fuller Company 401(k) & Retirement Plan. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or e-mail copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

Are the proxy and related materials available electronically?

Yes.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to be held on April 11, 2013

Our Proxy Statement and 2012 Annual Report, including our Annual Report on Form 10-K, are available at www.proxyvote.com.

Will any other business be considered at the meeting?

Our Bylaws provide that a shareholder may present a proposal at the annual meeting that is not included in this Proxy Statement only if proper written notice was received by us. No shareholder has given the timely notice required by our Bylaws in order to present a proposal at the annual meeting. Our Board of Directors does not intend to present any other matters for a vote at the annual meeting. If you wish to present a proposal at the 2014 Annual Meeting, please see “How can a shareholder present a proposal at the 2014 Annual Meeting?” As of the date of this Proxy Statement, we do not know of any other business to be presented for consideration at the annual meeting. If any other business does properly come before the meeting, the persons named as proxies will vote in accordance with their best judgment as to the best interests of H.B. Fuller and its shareholders.

How can a shareholder present a proposal at the 2014 Annual Meeting?

In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for the 2014 Annual Meeting, the written proposal must be received at our principal executive offices by the close of business on October 30, 2013. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials and with the requirements set forth in our Bylaws. Please contact our Corporate Secretary for a copy of such regulations and for a description of the steps outlined in our Bylaws that must be taken to present such a proposal.

If a shareholder wishes to present a proposal at the 2014 Annual Meeting that would not be included in our Proxy Statement for such meeting, the shareholder must provide notice to us no later than January 11, 2014 and no earlier than December 12, 2013. Please contact the Corporate Secretary for a description of the steps to be taken to present such a proposal.

How can a shareholder get a copy of the Company’s 2012 Annual Report on Form 10-K?

Our 2012 Annual Report, including our Annual Report on Form 10-K for the year ended December 1, 2012, accompanies this Proxy Statement. The 2012 Annual Report, including our Annual Report on Form 10-K, is also available in the “Financial” section of our Investor Relations page of our website (www.hbfuller.com). If requested in writing, we will provide you a paper copy of the 2012 Annual Report, including our Annual Report on Form 10-K without charge. We will also provide you with copies of any exhibits to the Form 10-K, upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request a paper copy of the 2012 Annual Report, or paper copies of exhibits to the Form 10-K by writing to the Corporate Secretary, H.B. Fuller Company, 1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

Who is the Corporate Secretary?

The Corporate Secretary is Timothy J. Keenan. The mailing address is the Office of the Corporate Secretary, P.O. Box 64683, St. Paul, Minnesota 55164-0683.

SECURITY OWNERSHIP

OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows how much H.B. Fuller Common Stock each director and executive officer listed in the Summary Compensation Table in this Proxy Statement beneficially owned as of January 25, 2013. The table also shows the beneficial ownership of H.B. Fuller Common Stock of all directors and executive officers of H.B. Fuller as a group. In general, “beneficial ownership” includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired, in certain circumstances, within 60 days. The detail of beneficial ownership is set forth in the following table. In addition, the table shows all shareholders known to us to be the beneficial owners of more than 5% of H.B. Fuller Common Stock.

Unless otherwise noted, the shareholders listed in the table have sole voting and investment power with respect to the shares of Common Stock owned by them, and the shares beneficially owned by our directors and executive officers are not subject to any pledge.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
Mairs and Power, Inc.	3,792,879	[1]	7.55%
BlackRock, Inc.	3,710,297	[2]	7.39%
The Vanguard Group, Inc.	3,344,802	[3]	6.66%
Artisan Partners Holdings LP	3,082,133	[4]	6.13%
Thomas W. Handley	15,975	[5,6]	*
J. Michael Losh	74,520	[5]	*
Lee R. Mitau	88,381	[5]	*
Dante C. Parrini	1,304	[6]	*
Alfredo L. Rovira	31,062	[5]	*
John C. van Roden, Jr.	35,641	[5]	*
R. William Van Sant	34,587	[5]	*
James J. Owens	337,727	[7]	*
James R. Giertz	201,599	[8]	*
Patrick J. Trippel	51,400	[9]	*
Steven Kenny	123,986	[10]	*
Ann B. Parriott	150,223	[11]	*
All directors and executive officers as a group (16 people)	1,538,210	[12]	3.00%

*	Indicates less than 1%.

(1)	This information is based on a Schedule 13G/A filed by the holder with the SEC on February 11, 2013 reporting beneficial ownership as of December 31, 2012. Mairs and Power, Inc., an investment advisor, reported that it has sole voting power over 3,219,400 shares and sole dispositive power over all of the shares. The interest of one entity, Mairs and Power Growth Fund, an investment company registered under the Investment Company Act of 1940, in the Common Stock of H.B. Fuller Company amounted to 2,850,000 shares at December 31, 2012. The holder’s address is W-1520 First National Bank Building, 332 Minnesota Street, Saint Paul, Minnesota 55101.

(2)

This information is based on a Schedule 13G/A filed with the SEC on February 8, 2013 reporting beneficial ownership as of December 31, 2012. BlackRock, Inc., a parent holding company, reported that it has sole voting power and sole dispositive power over all of the shares. The holder’s address is 40 East 52nd Street, New York, New York 10022.

(3)	This information is based on a Schedule 13G/A filed with the SEC on February 12, 2013 reporting beneficial ownership as of December 31, 2012. The Vanguard Group, Inc., an investment adviser, reported that it has sole voting power over 70,725 shares, shared dispositive power over 68,625 shares and sole dispositive power over 3,276,177 shares. The holder’s address is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(4)	This information is based on a Schedule 13G/A filed with the SEC on February 7, 2013 by Artisan Partners Holdings LP (“Artisan Holdings”) reporting beneficial ownership as of December 31, 2012. The report was also filed on behalf of Artisan Investment Corporation (“Artisan Corp.”), Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), ZFIC, Inc. (“ZFIC”), Andrew A. Ziegler, Carlene M. Ziegler and Artisan Partners Funds, Inc. (“Artisan Funds”). Artisan Partners is an investment adviser registered under the Investment Advisers Act of 1940. Artisan Funds is an investment company under Section 8 of the Investment Company Act. Artisan Holdings is the sole limited partner of Artisan Partners; Artisan Investments is the general partner of Artisan Partners; Artisan Corp. is the general partner of Artisan Holdings; ZFIC is the sole stockholder of Artisan Corp.; Mr. Ziegler and Ms. Ziegler are the principal stockholders of ZFIC. The report states that the shares reported therein were acquired on behalf of discretionary clients of Artisan Partners. Persons other than Artisan Partners are entitled to receive all dividends from, and proceeds from the sale of, those shares. The holder reported that it has shared voting power over 2,916,233 shares, and shared dispositive power over all of the shares. The holder’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(5)	Includes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that may be acquired, in certain circumstances, within 60 days. The number of units credited to each director participating in this plan that may be acquired within 60 days is as follows:

Thomas W. Handley	14,634	Alfredo L. Rovira.	29,123
J. Michael Losh	70,923	John C. van Roden, Jr.	20,680
Lee R. Mitau	45,565	R. William Van Sant	12,987

Excludes phantom stock units credited to the accounts of directors who participate in the Directors’ Deferred Compensation Plan, described under the heading “Director Compensation” that are not able to be acquired within 60 days. The number of units credited to each director participating in this plan that are excluded from the table is as follows:

Lee R. Mitau	68,924	R. William Van Sant	52,148

None of the phantom stock units are entitled to vote at the meeting.

(6)	Includes the following shares of restricted Common Stock awarded under the 2009 Director Stock Incentive Plan, including shares acquired upon reinvestment of dividends:

Thomas W. Handley	1,341	Dante C. Parrini	1,304

(7)	Includes 147,908 shares of restricted Common Stock subject to forfeiture, 327 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan, 280 shares held jointly by Mr. Owens’ wife and son and over which Mr. Owens does not have voting control and 151,117 shares that could be issued pursuant to stock options which are currently exercisable.

(8)	Includes 24,377 shares of restricted Common Stock subject to forfeiture, 1,124 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan and 131,872 shares that could be issued pursuant to stock options which are currently exercisable.

(9)	Includes 27,803 shares of restricted Common Stock subject to forfeiture and 20,297 shares that could be issued pursuant to stock options which are currently exercisable.

(10)	Includes 103,046 shares that could be issued pursuant to stock options which are currently exercisable and 3,498 restricted stock units which may be acquired within 60 days. Excludes 18,389 restricted stock units which are subject to forfeiture and which are not entitled to vote at the meeting.

(11)	Includes 8,641 shares of restricted Common Stock subject to forfeiture, 1,060 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan, 116,866 shares that could be issued pursuant to stock options which are currently exercisable. Excludes 4,498 restricted stock units which are subject to forfeiture and 504 phantom stock units credited to Ms. Parriott’s H.B. Fuller Common Stock account under the Key Employee Deferred Compensation Plan. Neither the restricted stock units nor the phantom stock units are entitled to vote at the meeting.

(12)	Includes 236,472 shares of restricted Common Stock subject to forfeiture, 17,837 shares held in trust under the H.B. Fuller Company 401(k) & Retirement Plan, 803,793 shares that could be issued pursuant to stock options which are currently exercisable, 6,541 restricted stock units which may be acquired within 60 days and 194,601 phantom stock units credited to directors’ and executive officers’ individual H.B. Fuller Common Stock accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may be acquired, in certain circumstances, within 60 days. Excludes 132,050 phantom stock units credited to the individual accounts under the Directors’ Deferred Compensation Plan and the Key Employee Deferred Compensation Plan that may not be acquired within 60 days. Excludes 38,887 restricted stock units which are subject to forfeiture. Neither the restricted stock units nor any of the phantom stock units in the Directors’ Deferred Compensation Plan or the Key Employee Deferred Compensation Plan are entitled to vote at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers to file initial reports of ownership and reports of changes in ownership of H.B. Fuller’s securities with the SEC. These reports are available for review on our website (www.hbfuller.com) in the “Financial” section of the Investor Relations page. Directors and executive officers are required to furnish us with copies of these reports. Based solely on a review of these reports and written representations from the directors and executive officers, we believe that all directors and executive officers complied with all Section 16(a) filing requirements for fiscal year 2012 except that, due to administrative error, Thomas W. Handley, J. Michael Losh, Lee R. Mitau and R. William Van Sant were each late in filing one Form 4 reporting Board of Director meeting fees which were deferred into phantom stock units and Mr. Losh was late in filing a Form 4 relating to a distribution from the Directors’ Deferred Compensation Plan.

PROPOSAL 1—ELECTION OF DIRECTORS

Proposal

The Board of Directors is currently composed of eight directors and divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class II directors, consisting of Dante C. Parrini, John C. van Roden, Jr. and James J. Owens, will expire at the annual meeting.

At the annual meeting, three persons are to be elected as Class II directors to hold a three-year term of office from the date of their election until the 2016 annual meeting or until their successors are duly elected and qualified. The three nominees for election as Class II directors are Dante C. Parrini, John C. van Roden, Jr. and James J. Owens, all of whom are currently directors. Each of the nominees has agreed to serve as a director if elected. Following the annual meeting, the Board will be comprised of eight directors. Pursuant to our Company’s Bylaws, no more than 15 persons may serve on the Board. For information on how a shareholder may suggest a person to be a nominee to the Board, see “How can a shareholder suggest a candidate for election to the Board?”

Unless earlier terminated due to retirement or resignation, the term of office for Class III directors, consisting of J. Michael Losh, Lee R. Mitau and R. William Van Sant, will expire at the annual meeting in 2014, and the term of office for Class I directors, consisting of Thomas W. Handley and Alfredo L. Rovira, will expire at the annual meeting in 2015. All of the directors except Mr. Parrini, who was appointed during fiscal 2012, were elected to the Board of Directors by the shareholders.

If, for any reason, any nominee becomes unable to serve before the election, the persons designated as proxies will vote your shares for a substitute nominee selected by the Board of Directors. Alternatively, the Board of Directors, at its option, may reduce the number of directors constituting Class II directors.

The Board of Directors recommends a vote FOR election of each of the nominees.

Who are the nominees?

The nominees provided the following information about themselves as of January 31, 2013.

Class II (Term Ending in 2013)

Dante C. Parrini
Age:	48
Director Since:	2012
Principal Occupation:	Chairman, President and Chief Executive Officer, P.H. Glatfelter Company, a $1.6 billion global supplier of specialty papers and fiber-based engineered materials.
Business Experience:	Mr. Parrini joined P.H. Glatfelter in 1997, and is currently serving as its Chairman, President and Chief Executive Officer. He has served as President and Chief Executive Officer since January 2011, and Chairman of the Board since May 2011. He was previously Glatfelter’s Executive Vice President and Chief Operating Officer from 2005 until 2010. Prior to 2005, Mr. Parrini was Senior Vice President and General Manager, a position that he held since January 2003. As a result of his positions at Glatfelter, Mr. Parrini brings a broad range of management experience to our Board. In his different capacities at Glatfelter, he has had responsibility for worldwide operations (including business unit profit and loss), international and domestic sales, marketing, new product development, global supply chain management, information technology and corporate program management.

John C. van Roden, Jr.
Age:	63
Director Since:	2003
Principal Occupation:	Presiding Director, Airgas, Inc., the largest U.S. distributor of industrial, medical and specialty gases, and hardgoods, such as welding equipment and supplies.
Business Experience:	Mr. van Roden has served as Presiding Director of Airgas since 2010. Previously, he was Chairman of the Board of Airgas, Inc. from September 2010 through August 2011. Prior to this appointment, Mr. van Roden was a private investor. In February 2005, Mr. van Roden was appointed Executive Vice President and Chief Financial Officer of P.H. Glatfelter Company, a global supplier of specialty papers and fiber-based engineered materials, and served in that capacity until January 2007, at which time he became a consultant. Mr. van Roden brings a broad range of management and finance experience to our Board. During the course of his career, Mr. van Roden has held leadership roles in the finance area for a number of public companies, including as the Chief Financial Officer of P.H. Glatfelter Company, Conectiv, LLC (energy) and Lukens, Inc. (specialty steel manufacturer). This expertise, along with his extensive experience serving on the boards of several other public companies provides additional depth to our Board’s leadership and governance capabilities. During his ten years of service on our Board, Mr. van Roden has developed extensive knowledge of our Company and its businesses.
Other Directorships:	Mr. van Roden is Presiding Independent Director of Airgas, Inc., and a director of PVR Partners, L.P. and Horsehead Corporation.

James J. Owens
Age:	48
Director Since:	2010
Principal Occupation:	President and Chief Executive Officer, H.B. Fuller Company.
Business Experience:

Mr. Owens was appointed President and Chief Executive Officer of H.B. Fuller Company in November 2010. Prior to that appointment, he served as Senior Vice President, Americas from January to November 2010 and as Senior Vice President, North America from August 2008 to January 2010. Prior to joining H.B. Fuller Company, Owens served as Senior Vice President of Henkel Corporation, a global manufacturer of home care products, cosmetics, toiletries and adhesives products, from April to August 2008. Mr. Owens spent 22 years with National Starch’s adhesives business, a division of ICI (Imperial Chemical Industries Limited), in a variety of management positions, including serving as Corporate Vice President and General Manager (from December 2004 to April 2008), Vice President and General Manager of the Europe/Middle East and Africa adhesives business; Corporate Vice President and General Manager of the North American adhesives business; Business Director for the pressure sensitive and laminating adhesives businesses; Marketing Manager; and Technical Services Manager. As President and Chief Executive Officer of H.B. Fuller Company and through his career-long experience in the adhesives industry, Mr. Owens brings to Board discussions and deliberations his deep knowledge of the industry. In addition, Mr. Owens is the voice of management on the Board.

How can a shareholder suggest a candidate for election to the Board?

The Corporate Governance and Nominating Committee of the Board nominates all candidates for election to the Board. Generally, current directors or third party search firms engaged by the Corporate Governance and Nominating Committee identify candidates for consideration by the Committee. No third party search firm was engaged during fiscal 2012. The Corporate Governance and Nominating Committee will review all nominees to the Board of Directors, including an assessment of a nominee’s judgment, experience, independence and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the Board’s needs. The Board of Directors believes that its membership should reflect a diversity of experience, skills, geography, gender and ethnicity. The Board of Directors considers each of these factors when evaluating director nominees and evaluates the makeup of the Board of Directors with regard to these factors on an ongoing basis as it searches for and asks director nominees to join the Board. The Corporate Governance and Nominating Committee will select qualified nominees and review its recommendations with the Board, which will decide whether to invite any nominee to join or stand for re-election to the Board. The Committee will consider candidates recommended by any shareholder using the same criteria set forth above. Recommendations may be sent to the Corporate Governance and Nominating Committee in care of the Corporate Secretary of H.B. Fuller. No shareholder recommended any candidate during fiscal year 2012.

Who are the remaining directors?

The directors not standing for election at the meeting and whose service will continue until the end of their respective terms provided the following information about themselves as of January 31, 2013.

Class III (Term Ending in 2014)

J. Michael Losh
Age:	66
Director Since:	2001
Principal Occupation:	Private Investor
Business Experience:	Mr. Losh was the interim Chief Financial Officer of Cardinal Health, Inc., a provider of products and services for the health care market, located in Dublin, Ohio, from July 2004 to May 2005. He was the Chairman of Metaldyne Corporation (now a wholly-owned subsidiary of Asahi Tec Corporation), a global designer and supplier of high quality, metal-formed components, assemblies and modules for the transportation industry headquartered in Plymouth, Michigan, from 2000 to 2002. Prior to that position, Mr. Losh was employed by General Motors Corporation from 1964 to 2000. Mr. Losh brings a wealth of global operating, financial and accounting experience through his 36-year career at General Motors, where he held a variety of roles in the United States, Brazil and Mexico, including Chief Financial Officer from 1994 to 2000. Mr. Losh meets all of the criteria to act as our audit committee financial expert. He also contributes extensive audit committee and corporate governance expertise, gained through his service on several other public company boards. During his twelve years of service on our Board, Mr. Losh has developed an in-depth knowledge of our company and its businesses. He has been Chair or Co-Chair of the Audit Committee since 2003. The Board of Directors has determined that Mr. Losh is an audit committee financial expert as that term is defined under the rules of the SEC.
Other Directorships:

Prologis, Inc., AON Corporation, CareFusion Corporation, MASCO Corporation, and TRW Automotive Holdings Corporation.

In addition to H.B. Fuller’s Audit Committee, Mr. Losh serves on the audit committees of Prologis, Inc., AON Corporation, CareFusion Corporation, MASCO Corporation and TRW Automotive Holdings Corporation. The Board of Directors of H.B. Fuller has determined that such simultaneous service does not impair Mr. Losh’s ability to effectively serve on our Audit Committee. This determination reflects Mr. Losh’s experience and understanding of financial statements, accounting principles and controls and audit committee functions gained throughout his professional career, and his availability to devote time and attention to his service on each committee.

Lee R. Mitau
Age:	64
Director Since:	1996, Chairman of the Board since December 2006.
Principal Occupation:	Executive Vice President and General Counsel, U.S. Bancorp, a bank holding company headquartered in Minneapolis, Minnesota.
Business Experience:	Mr. Mitau has been Executive Vice President and General Counsel of U.S. Bancorp since 1995. He will retire from U.S. Bancorp on March 1, 2013. Mr. Mitau serves as Chairman of the H.B. Fuller Board, Chair of our Corporate Governance and Nominating Committee and as a member of our Compensation Committee, and has extensive public company legal and governance expertise. He is widely recognized as an expert in the area of corporate governance, and is a highly regarded and sought after speaker in this discipline. He has gained expertise in the areas of corporate governance, corporate finance and mergers and acquisitions through his career as a practicing attorney with a global law firm, where he headed the firm’s corporate and securities practice, and as the Executive Vice President, General Counsel and Secretary of U.S. Bancorp. In addition, since 1990, Mr. Mitau has served on the board of Graco Inc., where he is currently Chairman of the Board. During his seventeen years of service on our Board, Mr. Mitau has developed an in-depth knowledge of our Company and its businesses. Mr. Mitau’s unique combination of experiences makes him particularly well-qualified to serve as our Chairman.
Other Directorships:	Mr. Mitau is Chairman of the Board of Graco Inc.

R. William Van Sant
Age:	74
Director Since:	2001, Vice Chairman of the Board since 2011.
Principal Occupation:	Operating Partner, Stone Arch Capital, LLC, a private equity fund based in Minneapolis, Minnesota.
Business Experience:	Mr. Van Sant joined Stone Arch Capital, LLC as an Operating Partner in January 2008. He served as President and Chief Executive Officer of Paladin (a Dover Company), a manufacturer of heavy-duty construction products headquartered in Cedar Rapids, Iowa, from August 2006 to December 2007, and he served as Chairman at Paladin from July 2005 to August 2006. In addition, he previously served as Chairman and Chief Executive Officer of Paladin from October 2003 to July 2005. Mr. Van Sant was an Operating Partner of Norwest Equity Partners, a leveraged buyout capital firm headquartered in Minneapolis, Minnesota, from 2001 to August 2006. Mr. Van Sant also served in a variety of roles in his nearly 30-year career at John Deere Company. Mr. Van Sant brings to our Board his expertise in management, finance and manufacturing operations, experience he has acquired over many years as a director, chairman or chief executive officer with a variety of manufacturing companies, including Graco Inc. (where he serves on the Audit and Governance Committees), Paladin, Nortax Inc., Lukens, Inc., Blount Inc. and Cessna Aircraft Company. Mr. Van Sant also brings a wealth of merger and acquisition and governance experience to our Board. Mr. Van Sant was appointed Vice Chairman of our Board of Directors in July 2011. In addition, Mr. Van Sant has gained a detailed understanding of our company and its businesses through his service on our Board during the past twelve years.
Other Directorships:	Mr. Van Sant is a director of Graco Inc.

Class I (Term Ending in 2015)

Thomas W. Handley
Age:	58
Director Since:	2010
Principal Occupation:	President and Chief Operating Officer of Ecolab Inc., a $11 billion dollar global company delivering water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and health environments, located in St. Paul, Minnesota.
Business Experience:

Mr. Handley has been with Ecolab Inc. since August 2003. Prior to his appointment as President and Chief Operating Officer of Ecolab Inc., he served as Senior Executive Vice President and President of Global Food & Beverage, Textile Care, Supply Chain and Asia Pacific Latin America from September 2009 to September 2012, and from September 2009 to December 2010 he served as Executive Vice President and President of Global Food & Beverage Sector. Mr. Handley served as President – Industrial and Services North America Sector from December 2007 to August 2009 and as Executive Vice President – Industrial Sector from April 2006 to November 2007. Prior to this he served as Executive Vice President of the Specialty and Services Sector from January 2004 to March 2006 and as Ecolab’s Senior Vice President of Strategic Planning from August to December of 2003. Before joining Ecolab, he held various management positions with The Procter & Gamble Company (P&G) from 1981 to 2003, including serving as Vice President and General Manager for P&G’s paper products businesses in Japan and Korea and as a Vice President for Strategic Planning and Marketing of the Global Feminine Care business. Mr. Handley also managed various businesses in Mexico and Latin America for P&G. Mr. Handley brings a valuable operating perspective to our Board due to his broad experience in a variety of markets and businesses both domestically and internationally while at P&G and Ecolab. He also has experience with increasing Ecolab’s presence in new markets, something which is critical to H.B. Fuller’s growth strategy. In addition, Mr. Handley has governance experience in a variety of settings, both from a management perspective at Ecolab and as a board member of several non-profit organizations and foundations.

Alfredo L. Rovira
Age:	67
Director Since:	2003
Principal Occupation:	Senior partner of the law firm of Brons & Salas, Abogados and Co-Chair of the Corporate Law Department of that firm, located in Buenos Aires, Argentina.
Business Experience:

Mr. Rovira has been associated with Brons & Salas since 1970, served as managing partner from April 1992 through May 2012, and he has served as Chairman from 1984 until April 1992 and later as Co-Chair (since April 1992) of the Corporate Law Department. Mr. Rovira has extensive experience as a recognized legal expert in the areas of corporate, securities and merger and acquisition law. He also has extensive experience as an arbitrator involving both domestic and multinational companies. In addition, Mr. Rovira is a Professor of Business Law at the University of Buenos Aires School of Law. Mr. Rovira brings a global perspective to our Board and his experience is especially valuable as it relates to our Latin America businesses, for which he served as outside legal counsel in Argentina for several years prior to his joining the Board. During his tenure on our Board and in combination with his years of service as the company’s Argentina legal counsel, Mr. Rovira has developed an in-depth knowledge of our company and its businesses.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board, upon recommendation of the Corporate Governance and Nominating Committee, has adopted Corporate Governance Guidelines, which summarize many of the corporate governance principles that the Board follows in governing H.B. Fuller. The guidelines are available for review on our website (www.hbfuller.com), in the “Governance” section of the Investor Relations page.

Code of Business Conduct

We have a Code of Business Conduct applicable to all of our directors and employees, including our principal executive officer, principal financial officer and principal accounting officer. A copy of this Code of Business Conduct is available for review on our website (www.hbfuller.com), in the “Governance” section of the Investor Relations page.

Communications with Directors

Any shareholder may contact the Board, independent directors as a group, any committee or an individual director, by mailing a letter addressed to the Board, independent directors, committee or individual director in care of the Corporate Secretary. The Corporate Secretary reviews all communications, and after ascertaining whether such communications are appropriate to the duties and responsibilities of the Board, will forward such correspondence to the directors for their information and consideration. The Board has requested that the Corporate Secretary not forward the following types of communications to the Board: general solicitations for business or products; job applications or resumes; and any other communication that does not relate to the responsibilities of the Board.

Director Independence

Pursuant to our Corporate Governance Guidelines and the listing standards of the New York Stock Exchange (“NYSE”), the Board has determined that all current Board members, other than Mr. Owens, are independent. No director is considered independent unless the Board affirmatively determines that such director has no material relationship with H.B. Fuller. In assessing the materiality of any person’s relationship with H.B. Fuller, the Board considers all relevant facts and circumstances, including not only direct relationships between H.B. Fuller and each director but also any relationships between H.B. Fuller and any entity with which a director is affiliated.

The Board of Directors reviewed certain transactions between H.B. Fuller and our directors and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no direct or indirect material interest in the transactions. Mr. Mitau, Ms. Chugg and Mr. Handley recused themselves from this review and determination as it related to the entities with which they are affiliated. The Board considered lending, trustee and credit card services between the Company and U.S. Bank, the holding company of which Lee R. Mitau is the Executive Vice President and General Counsel. The Board also considered customer-supplier transactions between: (i) the Company and General Mills, Inc. of which Juliana Chugg is a Senior Vice President, and (ii) the Company and Ecolab Inc., of which Mr. Handley is Senior Executive Vice President. After consideration of these relationships, the Board of Directors determined that the directors had no direct or indirect material interest in the transactions. In addition, the dollar amounts involved in the transactions with U.S. Bank, General Mills, Inc. and Ecolab Inc. fall below the thresholds set by the NYSE for director independence. Ms. Chugg served on the Board of Directors during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

Meetings of the Board and Board Committees

Directors are expected to attend the Annual Meeting of Shareholders and all meetings (including teleconference meetings) of the Board and each committee on which they serve. During the 2012 fiscal year, the Board held seven scheduled meetings. The directors attended greater than 75% of the meetings of the Board and Board committees on which the directors served during the 2012 fiscal year. In addition, all of the directors attended our Annual Meeting of Shareholders held on April 12, 2012.

What are the roles of the Board’s committees?

The Board of Directors is responsible for the overall affairs of H.B. Fuller. The Board conducts its business through meetings of the Board and three standing committees: Audit; Compensation; and Corporate Governance and Nominating. The Board has adopted a written charter for each committee. The charters for each of these committees are available for review on our website (www.hbfuller.com) in the “Governance” section of the Investor Relations page. Information regarding the three standing committees is set forth below. When necessary, the Board may also establish ad hoc committees to address specific issues.

Audit Committee

J. Michael Losh (Chair)	Thomas W. Handley
Dante C. Parrini	Alfredo L. Rovira

Number of Meetings in fiscal year 2012:    Thirteen

Functions:    The Audit Committee appoints the independent registered public accounting firm to audit our consolidated financial statements, oversees the audit and the independence and performance of our independent registered public accounting firm, determines and pre-approves the type and scope of all audit, audit-related and non-audit services provided by our independent registered public accounting firm, oversees our internal audit function, reviews the performance of our retirement plans and reviews the annual audited consolidated financial statements, accounting principles and practices and the adequacy of internal controls. In addition, the Audit Committee reviews the Company’s risk management policies and procedures to assess their adequacy and appropriateness in the context of the Company’s business and operating environment. This Committee also monitors compliance with our Code of Business Conduct and our Policy and Procedures Regarding Transactions with Related Persons.

All of the members of the Audit Committee are considered independent as that term is defined by our Corporate Governance Guidelines, the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors has also determined that Mr. J. Michael Losh satisfies the requirements of an audit committee financial expert as such term is defined under the rules and regulations of the SEC. The Audit Committee Report for fiscal year 2012 is included in this Proxy Statement.

Ms. Juliana Chugg served on the Audit Committee during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

Compensation Committee

R. William Van Sant (Chair)	Thomas W. Handley
Lee R. Mitau	Dante C. Parrini
John C. van Roden, Jr.

Number of Meetings in fiscal year 2012:    Five

Functions:    The Compensation Committee establishes overall compensation programs and practices for executives and reviews and approves compensation, including salary, incentive programs, stock-based awards, retirement plans, perquisites and other supplemental benefits, employment agreements, severance agreements, change in control provisions and other executive compensation items for our executive officers. The Compensation Committee monitors the competitiveness, fairness and equity of our retirement plans and administers our stock-based compensation plans and individual awards.

The Compensation Committee annually reviews and approves compensation for our non-employee directors including retainers, fees, stock-based awards, and other compensation and expense items.

The Compensation Committee may delegate its authority to the Chair of the Compensation Committee to accelerate vesting of outstanding awards. The Committee intends this delegation of authority to be for situations of retirement or termination, and where it is impractical to obtain participation by all Committee members.

The Compensation Committee may use outside compensation consultants to provide compensation advice, competitive survey data and other reference market information related to trends and competitive practices in executive compensation. Beginning in April 2010, the Compensation Committee hired Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee.

The Compensation Committee retained Buck Consultants to be its independent compensation consultant due to their independence and industry experience. Buck Consultants advises the Committee on director and executive compensation, but does no other work for the Company. The Company uses Towers Watson for actuarial, benefits, medical plan and employee engagement survey consulting services. During fiscal 2012, we purchased broad-based market compensation survey information from Towers Watson and Hewitt Associates. See discussion in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee believes that Buck Consultants provided candid, direct and objective advice to the Compensation Committee. To ensure independence:

•	The Compensation Committee directly hired and has the authority to terminate Buck Consultants

•	Buck Consultants is engaged by and reports directly to the Compensation Committee and its chairman

•

None of the members of the Compensation Committee have a business or personal relationship with the Buck Consulting consultant with whom the Committee works, outside of work he provides for the Compensation Committee. The consultant does not have any business or personal relationship with any executive officer of the Company and he does not own any stock in the Company.

•	The amount of fees that Buck Consultants receives for work performed for the Company is de minimis as a percentage of Buck Consultants’ annual revenue

•	Buck Consultants does only work for the Compensation Committee that falls within the scope of work of the service agreement. No other work will be initiated without the Committee’s approval.

•	Buck Consultants has direct access to all members of the Compensation Committee during and between meetings

•	No employee of Buck Consultants works for the Company

•

The Compensation Committee has approved direct interaction between Buck Consultants and management; however; these interactions are generally limited to discussions on behalf of the Compensation Committee and information that is presented to the Compensation Committee for approval

In addition, the Compensation Committee has assessed the independence of Buck Consultants pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Buck Consultants or the individual advisor employed by Buck Consultants with whom we work from independently representing the Compensation Committee.

A representative of Buck Consultants generally attends Compensation Committee meetings to serve as a resource for the Compensation Committee. In order to encourage independent review and discussion of executive compensation matters, the Compensation Committee and the committee chair may request meetings with the independent compensation consultant in executive session without management present.

During fiscal 2012, the Compensation Committee asked Buck Consultants to conduct a review and analysis of non-employee director compensation. Buck Consultants presented information regarding director compensation to the Compensation Committee, provided a market data report on director compensation and presented its findings and recommendations for discussion. Buck Consultants provided these services and reported directly to the Compensation Committee Chair.

All of the members of the Compensation Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE. The Compensation Committee Report for fiscal year 2012 is included in this Proxy Statement.

Ms. Juliana Chugg served on the Compensation Committee during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

Corporate Governance and Nominating Committee

Lee R. Mitau (Chair)	J. Michael Losh
Alfredo Rovira	John C. van Roden, Jr.
R. William Van Sant

Number of Meetings in fiscal year 2012:    Four

Functions:    The Corporate Governance and Nominating Committee reviews matters of corporate governance, including our organizational structure and succession planning. This Committee evaluates and recommends new director nominees and evaluates each current director prior to nominating such person for re-election. The Corporate Governance and Nominating Committee reviews a director’s continued service if a director’s occupation changes during his or her term. This Committee also evaluates the performance of the Chairman of the Board, the President and Chief Executive Officer, and the directors, and makes recommendations to the Board regarding any shareholder proposals.

The Corporate Governance and Nominating Committee considers shareholder recommendations for potential director nominees. See “How can a shareholder suggest a candidate for election to the Board?”

All of the members of the Corporate Governance and Nominating Committee are considered independent as that term is defined by our Corporate Governance Guidelines and the listing standards of the NYSE.

Board’s Role in Oversight of Risk

In General

The Board believes that effective enterprise risk management must be an integral part of Board and Committee deliberations and activities throughout the year. As part of the enterprise risk management, the Board engages in the following activities throughout the fiscal year:

•

The full Board of Directors reviews the Company’s enterprise risk management process and a comprehensive assessment of key financial, operational and strategy risks identified by management, as well as mitigating practices.

•

The full Board of Directors discusses risks related to the Company’s annual financial plan and budget each fiscal year and risks related to the Company’s strategy at meetings where the strategy is presented and reviewed.

•

The Board of Directors also encourages management to promote a corporate culture that integrates risk management into the Company’s strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

•

Each committee conducts its own risk assessment and management activities throughout the year (some of which are highlighted in the section on Board committees above), and reports its conclusions to the Board.

Through these processes, the Board oversees a system to identify, assess and address material risks to the Company on a timely basis. In fiscal year 2011, management conducted a comprehensive review of our enterprise risk management activities. As a result of this review, additional resources were committed to the risk management program and focus was put on the highest risk areas. Audits and action plans for some of these high risk areas were implemented during fiscal year 2012. Also, due to the Forbo acquisition during fiscal year 2012, resources were focused on the execution and integration risks related to this acquisition. In addition, the Board’s leadership structure, as described below in the section titled “Board Leadership Structure” supports its role in risk oversight. The Company presently has a separate Chairman of the Board and Chief Executive Officer. When those positions are combined, we have an independent Presiding Director. We have strong independent directors chairing each of our Board Committees, all of which are involved in risk oversight, and there is open communication between management and the non-employee directors.

Risk Assessment of Compensation Programs

In fiscal year 2012, management conducted a risk assessment of the Company’s policies and programs relating to the compensation of employees, including those that apply to our executive officers, with a focus on those programs that had changed from the prior fiscal year review. The format of this review was similar to that conducted in the prior fiscal year which was discussed with and approved by the Compensation Committee. This year’s risk assessment included the review of the compensation programs for employees acquired as part of the global industrial adhesives business of Forbo Group. These programs were reviewed, with controls put in place to validate payouts under incentive plans. Employees acquired through the acquisition transitioned, or will transition, to the H.B. Fuller compensation programs within six to twelve months of the completion of the acquisition in March 2012.

Management discussed the findings of the risk assessment review with the Compensation Committee. Based on the assessment, the Company believes that its compensation policies and practices create an appropriate balance among our base salary compensation, short-term incentive compensation and long-term incentive compensation, thereby reducing the possibility of imprudent risk-taking. The Compensation Committee does not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board of Directors has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. Separation of these offices is an issue that is to be addressed as part of the Company’s succession planning. When the Chairman and Chief Executive Officer are separate offices, the Chairman will serve as the Presiding Director. However, when the Chief Executive Officer also holds the position of Chairman, a Presiding Director will be appointed by the Board to further the achievement of a strong, independent Board with an appropriate balance between the Board and the Chief Executive Officer. In such cases, the Chair of the Corporate Governance and Nominating Committee shall serve as the Presiding Director.

Mr. Mitau has served as our independent Chairman of the Board since December 2006 and, in this capacity, has acted as the Presiding Director at Board of Director meetings and during executive sessions of the non-management directors. Our Board has separated the roles of Chairman of the Board and Chief Executive Officer since 2006 because our current Chief Executive Officer and our previous Chief Executive Officer both had limited public company chief executive officer experience at the time of each of their elections to the Board. Mr. Mitau serves as the Chairman of the Board of Graco Inc. and has significant public company experience. The Chief Executive Officer, in consultation with the Chairman, establishes the agenda for each Board meeting. At the beginning of each fiscal year, the Chairman also publishes a schedule of topics to be discussed. During fiscal 2011, the Board also elected Mr. Van Sant as Vice Chairman of the Board. In this role, he provides special assistance, oversight and guidance to the Chairman of the Board in performing the duties of the Chairman and he provides counsel to the Chief Executive Officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has a written policy and procedures for the review, approval or ratification of transactions with executive officers, directors and nominees for director and their immediate family members. In general, the policy provides that certain transactions with these related persons and their immediate family members and certain transactions with any person who is a security holder known to us to be the beneficial owner of more than five percent of any class of our stock, are subject to the review, approval and/or ratification of the disinterested members of the Audit Committee. If ratification of a transaction is not forthcoming, management must make all reasonable efforts to cancel or annul that transaction. If a transaction with a related party is entered into without the pre-approval of the Audit Committee, it shall not be deemed to violate these policies and procedures, or be invalid or unenforceable, so long as the transaction is brought to the Audit Committee for ratification as promptly as reasonably practical after it is entered into or brought to the Company’s attention. All executive officers and directors of H.B. Fuller are informed in writing on an annual basis of these policies and procedures. The Audit Committee may use any process and review any information that it determines is reasonable in order to determine if a transaction is fair and reasonable and on terms no less favorable to H.B. Fuller than could be obtained in a comparable arm’s length transaction with a third party unrelated to H.B. Fuller.

In addition, on an annual basis, each of our directors and executive officers completes a questionnaire and discloses information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she becomes a member of the Board of Directors. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter.

Our Audit Committee annually reviews all transactions and relationships disclosed in the director and officer questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director’s independence.

During fiscal year 2012, we had transactions, arrangements and relationships with entities with which some of our related persons, specifically certain of our directors, are affiliated. However, in accordance with the procedures in the Company’s policy, the Audit Committee determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.

DIRECTOR COMPENSATION

The form and amount of compensation for each director is determined and reviewed at least annually by the Compensation Committee. Such compensation reflects the practices of boards of similar public companies and is comprised of cash and H.B. Fuller Common Stock (or its equivalents). Similar to our executive compensation policy, the practice of generally aligning to the market median/50th percentile also applies to our director compensation.

2012 Review of Director Compensation

The Compensation Committee uses Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive and director compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Compensation Committee” in the Corporate Governance section in this Proxy Statement. At its June 2012 meeting, the Compensation Committee reviewed a market analysis conducted by Buck Consultants relating to director compensation, including annual board retainers, board meeting fees, committee meeting fees, committee chair retainers and annual stock-based awards. The market analysis included our peer group (see section titled “Executive Compensation – Compensation Discussion and Analysis – Competitive Market—Peer Group Data” in this Proxy Statement), a subset of our peer group with revenues under $4 billion, Buck Consultants Board of Director Report (which includes 396 companies), PWC’s Annual Corporate Director Survey (which includes 860 companies) and NACD’s Director Compensation (which includes 1400 companies).

After a review of the market comparison data, the Compensation Committee decided to eliminate Board and Committee meeting fees (including travel day reimbursement) and, in lieu of paying meeting fees, increased the Board retainers to the amounts described below. The movement away from a retainer and meeting fees to an annual retainer is considered a best practice being adopted by a growing number of companies. Additionally, the Committee Chair retainers were increased to generally align to the market median. These changes were effective September 2, 2012. Finally, the Compensation Committee approved increasing the Board member annual equity award to $80,000, which will be divided by the fair market value of our Common Stock on the applicable grant date to establish the number of shares or units awarded.

Effective September 2, 2012, the Company’s Compensation Committee approved changes to the compensation paid to the Company’s non-employee directors as set forth in the following table:

Compensation	Fiscal Year 2012 Through 9/01/12	Effective 9/02/12
Annual Cash Retainers
Board Member	$40,000	$75,000
Non-Executive Chairman	$70,000	$70,000
Non-Executive Vice Chairman	$30,000	$30,000
Audit Committee Chair	$10,000	$20,000
Compensation Committee Chair	$7,500	$12,000
Corporate Governance and Nominating Committee Chair	$7,500	$12,000

Cash Meeting Fees
Board Meeting	$1,000	—
Committee Meeting (in person or telephonic)	$1,000	—
Committee Meeting (ad-hoc telephonic meeting)	$500	—

Equity Awards
Annual Award of Restricted Common Stock or Common Stock units	valued at $70,000	valued at $80,000
One-time Initial Award of Restricted Stock	1,300 shares	1,300 shares

These changes align the total compensation for H.B. Fuller Board members to market rates. Specifically, based on survey and peer data, the total compensation for a typical director is now in the range of 92-102% of market median. A typical director is defined as a director who serves on both the Audit and Compensation Committees, but is not the chair of either committee.

Cash Fees

The fees paid to our non-employee directors are set forth in the table above. Mr. Owens, our President and Chief Executive Officer, does not receive separate compensation for serving as a director or for attendance at any meeting.

Expense Reimbursement

We also reimburse each director for any out-of-pocket expenses related to attendance at any meeting or arising from other H.B. Fuller business.

Equity Awards

In addition to the board and chair retainers described above, the Board believes it is important that each director have an economic stake in our Common Stock. As a result, the Compensation Committee typically makes an annual grant of shares of restricted Common Stock or an award of Common Stock units to each non-employee director. On June 26, 2012, the Compensation Committee made a discretionary award of 2,575.66 Common Stock units to each non-employee director under the H.B. Fuller Company Directors’ Deferred Compensation Plan (“DDCP”). This plan is described below. For this award, the Committee approved an award value of $80,000 per director (based on a review of market data), which was divided by the fair market value of our Common Stock on the date of grant to determine the number of units awarded.

In addition, each non-employee director typically receives a one-time grant of restricted H.B. Fuller Common Stock (or its equivalent) upon his or her initial election to the Board. These Common Stock (or its equivalent) awards are granted under our 2009 Director Stock Incentive Plan, which is described below. In general, these shares vest three years from the date of grant subject to continued service during that period.

Directors’ Deferred Compensation Plan

Under this plan, directors may elect to defer all or a percentage of their board and chair retainers. Deferred amounts are credited with gains and losses based on the performance of certain mutual funds or H.B. Fuller Common Stock as elected by the director prior to deferring any fees. Directors who elect their retainers to be deferred into H.B. Fuller Common Stock units as an investment are credited with phantom stock units that will be paid out in shares of Common Stock. Phantom stock units are credited with dividend equivalents equal to the amount of dividends, if any, paid on an equal number of shares of H.B. Fuller Common Stock. The dividend equivalents are converted into additional phantom stock units based on the fair market value of H.B. Fuller Common Stock on the dividend payment date. If a participant elects to defer retainers into the H.B. Fuller Common Stock account in this plan, we make a 10% matching contribution of additional phantom stock units to the amount invested in H.B. Fuller Common Stock by the director. The phantom stock units credited to the directors’ accounts do not have voting rights. In addition, the Compensation Committee may make discretionary contributions to a participant’s H.B. Fuller Common Stock account under this plan. As described above, during fiscal year 2012, the Committee exercised this discretion and awarded each non-employee director 2,575.66 Common Stock units under this plan.

Any amounts deferred under this plan are paid in shares of Common Stock or cash (depending on the election made by the director) at the earliest to occur of:

•

The later of the date of the director’s retirement (that is, the date of resignation or removal from the Board (or the end of the director’s elected term) or such other date as elected and specified by the director, which is subject to approval by the Compensation Committee and is made only at the time of the director’s initial elections and is irrevocable;

•	disability;

•	death;

•	the date of a change in control of H.B. Fuller; or

•	the date of termination of the plan.

2009 Director Stock Incentive Plan

Under this plan, we may issue to non-employee directors restricted stock, restricted stock units, options, stock appreciation rights, performance awards or other stock-based awards. In addition, shares of H.B. Fuller Common Stock are issued under this plan to satisfy any requirements under the DDCP. The Compensation Committee determines the type, amount and other terms and conditions of any awards under this plan.

Physical Examinations

Non-employee directors are reimbursed for an annual physical examination and related expenses. In fiscal year 2012, only John van Roden, Jr. received reimbursement for a physical examination.

Matching Gifts to Educational, Arts and Cultural Organizations Program

Under this program, we match a non-employee director’s contributions (up to $1,000) to eligible educational, arts and cultural institutions. These amounts are shown in the “All Other Compensation” column of the “Director Compensation Table” in this Proxy Statement.

Director Compensation Table – Fiscal Year 2012

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) [1]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[2]	All Other Compensation ($) [3]	Total ($)
Juliana L. Chugg[4]	66,750	80,000	—	—	146,750
Thomas W. Handley [5]	66,750	80,000	—	7,114	153,864
J. Michael Losh [6]	78,750	80,000	—	9,375	168,125
Lee R. Mitau [7]	140,375	80,000	—	15,038	235,413
Dante C. Parrini	18,750	43,160	—	111	62,021
Alfredo L. Rovira	64,750	80,000	—	—	144,750
John C. van Roden, Jr.	62,250	80,000	743	26,246	169,239
R. William Van Sant[8]	100,375	80,000	—	11,038	191,413

(1)	The amounts in this column are calculated based on the fair market value of our Common Stock on the date the award was made in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each non-employee director, except for Mr. Parrini, received an award of 2,575.66 Common Stock units on June 26, 2012 with a grant date fair value of $80,000. Mr. Parrini received a grant of 1,300 shares of restricted stock on September 25, 2012.

The aggregate number of shares of restricted H.B. Fuller Common Stock and deferred stock units held by each non-employee director as of December 1, 2012 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Common stock Units (#)
Juliana L. Chugg	-0-	16,869
Thomas W. Handley	1,341	14,634
J. Michael Losh	-0-	70,923
Lee R. Mitau	-0-	114,489
Dante C. Parrini	1,304	-0-
Alfredo Rovira	-0-	29,123
John C. van Roden, Jr.	-0-	20,680
R. William Van Sant	-0-	65,135

No non-employee director held any stock options as of December 1, 2012.

(2)	Amount reported represents the amount of interest accrued during the fiscal year on the director’s account in the Directors’ Deferred Compensation Plan that exceeded 120% of the applicable federal long-term rate.

(3)	These amounts represent the following: for Mr. Handley, dividends paid on unvested restricted stock and a 10% company match pursuant to the DDCP, in the amount of $6,675; for Mr. Losh, a 10% company match pursuant to the DDCP, in the amount of $8,375, and a matching gift by H.B. Fuller to a qualified educational institution of $1,000; for Mr. Mitau, a 10% company match pursuant to the DDCP in the amount of $14,038 and a matching gift by H.B. Fuller to a qualified educational institution of $1,000; for Mr. Parrini, dividends paid on unvested restricted stock; for Mr. van Roden, a matching gift by H.B. Fuller to a qualified educational institution of $1,000, a director physical of $11,163, travel and related expenses of $1,372 and a related gross up of $12,711; and for Mr. Van Sant, a 10% company match pursuant to the DDCP in the amount of $10,038 and a matching gift by H.B. Fuller to a qualified arts or cultural institution of $1,000.

(4)	Ms. Chugg served on the Board of Directors during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

(5)	Mr. Handley elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $66,750 into 2,625 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(6)	Mr. Losh elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $78,750 into 3,045 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(7)	Mr. Mitau elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $140,375 into 5,175 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

(8)	Mr. Van Sant elected to receive 100% of his annual retainer and meeting fees in Common Stock units in lieu of cash. That election resulted in the conversion of $100,375 into 3,752 Common Stock units. This amount does not include any dividend equivalents or match paid by the Company.

Stock Ownership Guidelines

We have and maintain goals for stock ownership by all non-employee directors. Our goal for director stock ownership is five times the annual board retainer within five years of becoming a director. A review of director stock ownership was conducted using June 30, 2012 stock values. At the time of this review, all directors had met or exceeded this goal. Mr. Parrini was not included in this review since he became a director in September 2012.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis describes the material elements of compensation awarded to each of our executive officers listed in the Summary Compensation Table in this Proxy Statement (the “named executive officers”). This discussion and analysis focuses on the information contained in the tables and accompanying footnotes and narrative for fiscal year 2012 which follow this Compensation Discussion and Analysis. We discuss compensation actions taken during fiscal years 2011 and 2013 to the extent they enhance the understanding of our executive compensation program for fiscal year 2012.

Elements of Executive Compensation.    We use base salary, a short-term incentive program and a long-term incentive program with equity grants to attract and motivate our executive officers to achieve results that are in the long-term best interests of our shareholders. We generally align to the market median for the three main elements of compensation, and we review these elements each year. The emphasis on short-term and long-term incentive compensation reflects our pay-for-performance philosophy.

Fiscal 2012 Business Results.    Our focus is to accelerate growth based on three main strategies:

•	to grow organically by targeting our growth efforts on specific segments where we see opportunity for competitive strength;

•	to manage margins by not allowing growth to come at the expense of margins; and

•	to make acquisitions where and when they support our strategy.

We measure our success in these areas in large part by the metrics in our short-term incentive program. Organic revenue is a measure that focuses on our growth without taking into account acquisitions or foreign currency fluctuations. Operating income is a measure of operational effectiveness and profitability, and earnings per share is an overall measurement profitability and of the effectiveness of the three strategies listed above. Our focus in these three areas contributed to above target payouts in our short-term incentive program. Overall, in fiscal year 2012, the Company performed as follows:

•	Organic revenue grew by 6.2 percent year over year (when adjusted for an extra week in fiscal 2011), marking the third straight year of organic growth in the 6 to 10 percent range.

•	Operating income increased 42 percent year-over-year.

•	Adjusted diluted earnings per share (“EPS”) from continuing operations grew 28% year–over-year.

•	Earnings before taxes, depreciation and amortization (“EBITDA”) improved to $220 million and EBITDA margins improved to 11.7 percent.

As noted above, we exceeded our budgeted expectations with regard to operating income, EPS and EBITDA (EBITDA is defined under the heading “Fiscal 2012 Compensation Actions” below). We did not exceed our budgeted expectations with regard to organic revenue. Even though the target was not met for all metrics, the threshold level was met for all metrics in our short-term incentive program as applied to our named executive officers.

In the face of integration of the Forbo acquisition, the divestiture of our Central American Paints business, the acquisition of Engent, Inc. and the opening of a manufacturing plant in Pune, India, we delivered on our commitments toward our 2015 strategic plan. Finally, for the 43rd consecutive year, we implemented an increase in the amount of quarterly dividends we pay to shareholders, with a 13 percent increase this year.

The achievements in the financial metrics discussed above resulted in short-term incentive payouts for our CEO of 115% of target and an average of 116% of target for our other named executive officers. Our short-term incentive plan is a key way we link pay for performance to compensation for our named executive officers.

Please also see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” section in our Annual Report on Form 10-K for more information on our fiscal 2012 financial performance.

The above discussion contains non-GAAP financial measures. See “Non-GAAP Financial Measures” in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

Fiscal 2012 Compensation Actions.    In setting the financial metrics for our short-term incentive program for fiscal year 2012, our Compensation Committee reviewed company performance expectations and budgeted targets. For our CEO, the annual short-term incentive award targets were set based on predetermined ranges for the achievement of the established performance measures, including EPS, organic revenue and EBITDA. For the other named executive officers, the annual short-term incentive award targets were set based on predetermined ranges for the achievement of the established performance measures, including EPS, organic revenue and operating income. The targets that were set were considered to be challenging, but achievable. See section below titled “Analysis of Fiscal 2012 Short-Term Incentive Awards” for a description of the targets and actual results.

In addition, long-term incentive awards granted in January 2012 ranged from 100% to 110% of target value for all named executive officers in recognition of continued progress on our long-term financial goals and strategic objectives.

Changes to Our Executive Compensation Program    In September 2011, the Compensation Committee reviewed the financial metrics in the short-term incentive plan and the weighting of those metrics. In order to reduce the number of metrics and simplify the plan, net working capital was eliminated as a financial metric. In addition, the threshold level for the organic revenue metric was increased from 85% of target to 90% of target to provide a more challenging level of performance. The superior level of performance for the organic revenue metric was increased from 110% to 115% of target. Again, this change was made to increase the level of performance needed to attain a maximum payout. For the CEO, EBITDA was used in place of operating income due to the challenges of establishing an accurate operating income target before the close of the Forbo acquisition. Finally, the composite metrics for named executive officers in corporate positions were eliminated and replaced with overall H.B. Fuller Company organic revenue and operating income metrics. This change also increases the transparency and understanding of the plan.

Executive Compensation “Best Practices.”    The Company’s compensation program also includes several best practices, such as:

•

a policy regarding “clawbacks” of executive and key manager incentive compensation which allows the Compensation Committee the discretion to claw back incentive-based compensation in the event that there is a material restatement of the Company’s financial statements or in the event of misconduct by an executive officer or key manager (adopted in November 2012);

•

a prohibition on hedging, pledging and certain other transactions in the Company stock by directors and certain executive officers, including all of the named executive officers (adopted early fiscal 2013);

•

an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the CEO’s long-term equity grant including a performance-based vesting restriction;

•	a prohibition on repricing of stock options; and

•	stock ownership goals for our directors and executive officers, which are reviewed annually.

Philosophy

The philosophy of our executive compensation program is to provide a competitive compensation package that rewards executive officers for sustained financial and operating performance that creates long-term value for our shareholders. We have designed and implemented our compensation programs for our executive officers to meet three principal goals:

•	Attract and retain qualified executive officers;

•	Motivate these individuals to achieve short-term and long-term corporate goals, without undue risk-taking; and

•	Promote equity among executive officer positions, while considering external competitiveness and differences in job responsibilities.

To meet these goals, H.B. Fuller has the following guidelines:

•	Pay compensation that is competitive with the practices of companies in a broad number of industries, as well as in the chemical industry, with revenues comparable to our revenues;

•	Pay for performance by setting challenging performance goals for our executive officers and providing a short-term incentive plan that is based upon achievement of these goals; and

•

Provide long-term incentives in the form of stock options, restricted stock and/or restricted stock units that are designed to increase long-term shareholder value by aligning the interests of our executive officers with those of our shareholders.

We strive to keep each individual element of compensation at or near the market median/50th percentile.

Competitive Market

We use several surveys and data points when we review executive compensation as described below.

General Survey Data.    We define our market as a broad range of companies across various industries in the $1-3 billion revenue category. We chose this revenue category because revenue from our prior fiscal year was in this range and revenue from fiscal 2012 was expected to be in this range. The Compensation Committee uses published survey data from the following sources for our executive compensation analysis:

•	Hewitt Associates ($1—2.49 billion revenue category for corporate positions)

•	Towers Watson ($1—3 billion revenue category for corporate positions)

H.B. Fuller participates in both of these surveys. The Hewitt Associates survey includes 357 companies and is titled “Total Compensation MeasurementTM (TCMTM) Executive Total Compensation by Industry – United States 2011”; and the Towers Watson survey includes 411 companies and is titled “U.S. CDB General Industry Executive Database 2011 Descriptive Statistics Report.”

In the case of Mr. Kenny, our Senior Vice President, Europe, India, Middle East & Africa, the Compensation Committee reviews his total compensation relative to the market approximately every other year. In 2012, market data was provided by Towers Watson for a profit center head for the Europe, India, Middle East & Africa (“EIMEA”) region.

Peer Group Data.    Our peer group consists of the following companies:

Albemarle Corp.	Ecolab Inc.	OM Group, Inc.
Ashland Inc.	Ferro Corp.	Polyone Corp.
Avery Dennison Corporation	FMC Corp.	RPM International Inc.
Cabot Corp.	Georgia Gulf Corp.	A. Schulman, Inc.
Celanese Corp.	Hexcel Corp.	Sensient Technologies Corp.
Cytec Industries Inc.	International Flavors & Fragrances Inc.	Sigma-Aldrich Corp.
Eastman Chemical Co.	Olin Corp.	Valspar Corp.

These companies represent global, publicly-traded chemical and allied products companies in the 2800 Standard Industrial Classification Code with revenues between $1.3 billion to $8.2 billion (for the most recent fiscal year). Arch Chemicals Inc., The Lubrizol Corp., Nalco Holding Co. and Solutia Inc. were deleted from our peer group due to merger or acquisition. No other changes were made to the composition of the peer group during fiscal 2012.

Use of Market Data in Fiscal 2012

When analyzing compensation paid to named executive officers, the Compensation Committee uses specific data that matches revenue and job responsibilities from the published surveys. For fiscal 2012, the above-referenced survey data used by the Compensation Committee to review total compensation (base salary, short-term incentive compensation and long-term incentive compensation) for our executive officers (excluding Mr. Trippel) showed that our total compensation was generally in line with the market data matched according to revenue and job responsibilities. During this review of executive compensation, Mr. Trippel’s role was under consideration for expansion, and we did not have a clear definition of his responsibilities. Therefore, we did not compare his base salary level to market data.

In addition, for the named executive officers, management and the Compensation Committee used the peer group data, in conjunction with the general surveys, as a reference point for compensation design considerations. This data was derived from proxy statement data available from an Equilar database. However, the primary data sources for pay level information for all of our executive officers are the survey sources listed in the section titled “General Survey Data”.

The Compensation Committee uses survey data and peer group data because these sources of data are considered reliable market information. When we refer to market data in the rest of this Compensation Discussion and Analysis, unless otherwise noted, we are referring to the “General Survey Data” and the “Peer Group Data” discussed above.

Compensation Process

The Compensation Committee reviews and approves all elements of compensation for our CEO, taking into account the Board of Directors’ review and assessment of the performance of the CEO as well as competitive market data and information from our human resources personnel and the Compensation Committee’s independent compensation consultant. The Compensation Committee also reviews and approves all elements of compensation for our other executive officers, taking into account the recommendations of the CEO, as well as competitive market data and information from our human resources personnel and from the Compensation Committee’s independent compensation consultant.

In determining the particular elements of compensation that will be used to implement our overall compensation policies, the Compensation Committee takes into consideration factors related to our performance, such as our earnings and revenue growth, and business-unit-specific operational and financial performance. Other considerations include our business objectives, corporate responsibilities (including equity among executive officer positions and affordability), competitive practices and trends, and local legal requirements. In deciding on the type and amount of compensation for each executive officer, the Compensation Committee focuses on both the current pay and the opportunity for future compensation, and combines the compensation elements for each executive officer in a manner that optimizes the executive officer’s contribution to the Company.

The Compensation Committee on occasion meets with the CEO and/or certain other executive officers to obtain recommendations with respect to our compensation program, practices and packages for executive officers and directors. The Compensation Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The CEO typically attends the Compensation Committee’s meetings, except when his compensation package is discussed. In addition, the Compensation Committee also holds executive sessions not attended by any members of management.

The Role of Shareholder Say on Pay Votes.    The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “Say on Pay Proposal”). At the Company’s annual meeting of shareholders held in April 2012, 89% of the votes cast on the Say on Pay Proposal were voted in favor of the proposal. The Compensation Committee believes that this is an overall endorsement by the shareholders of support of the Company’s approach to executive compensation, and did not change its approach materially in fiscal year 2012. The Compensation Committee will continue to take into account the outcome of the Company’s Say on Pay Proposal votes when making future compensation decisions for the named executive officers.

Compensation Consultant

The Compensation Committee uses Buck Consultants, LLC, a wholly owned subsidiary of Xerox Corporation, to provide ongoing advice and information regarding design and implementation of the Company’s executive compensation programs as requested by the Compensation Committee. See further discussion regarding the Compensation Committee’s independent consultant under the heading “Compensation Committee” in the Corporate Governance Section in this Proxy Statement. In this Proxy Statement, we discuss the use of compensation consultants when the Compensation Committee utilized its independent consultant for a specific project. In addition, from time to time, management receives information from the compensation consultant in preparation for Compensation Committee meetings.

Key Elements of the Executive Compensation Program

The key elements of the executive compensation program are:

Element of Compensation	Type of Compensation	Purpose	How Impacted by Performance
Base Salary	Cash	Attract and retain high caliber executive talent with competitive fixed compensation	Not performance based

Short-term incentive	Cash	Aligns executive performance with achievement of annual company strategic goals and objectives and provides financial reward for meeting or exceeding specific metrics	Payouts dependent on achievement of predetermined annual financial performance goals, which are aligned with long-term targets

Long-term incentive	Stock Options	Attract, retain and reward high caliber executive talent; ownership of common stock encourages long-term strategic decision making that is aligned with shareholder interests	Increase in H.B. Fuller Common Stock price increases value of options

	Restricted Stock and Restricted Stock Units	Retention of executive talent and reward for performance

Increase in H.B. Fuller Common Stock price increases value of restricted stock and restricted stock unit awards.

CEO annual grant contains a performance goal which must be achieved before restricted stock may vest.

Other benefits	Includes supplemental retirement and deferred compensation plans, severance, change-in-control and other perquisites	Attract and retain high caliber executive talent	Not performance- based

Additional information regarding base salary, short-term incentive compensation and long-term incentive compensation follows.

Base Salary.    Each executive officer’s job is positioned in a salary grade based upon market data and an analysis of the job responsibilities of his or her position. Salary ranges are established to generally reflect competitiveness at the market median/50th percentile. Within these salary ranges, base salaries are set to reflect the complexity and importance of a position and the experience each executive officer brings to the position, as well as the market rate paid for such positions. In January of each year, the Compensation Committee reviews and considers the annual performance of the CEO and the other named executive officers. The effective date of annual merit increases is February 1st. In April, the Compensation Committee reviews the overall compensation (base salary, short-term incentive, long-term incentive and high-level review of perquisites) of all of the executive officers (including the named executive officers) for market competitiveness.

Short-Term Incentive Compensation.    Short-term incentive awards are set for each executive officer so that the expected payout at target performance levels would result in short-term incentive compensation equal to competitive market levels of such compensation based on market data. The target percentage opportunities are established to generally reflect competitiveness at the market median/50th percentile. Payments under the short-term incentive program can range from no payment to a payment higher than the target, based upon Company, regional operating unit and business unit results.

The annual short-term incentive plan is designed to achieve several goals, including emphasizing the Company’s commitment to competitive compensation practices, driving a high performance culture and assuring accountability. The short-term incentive plan program places emphasis on achievement of financial metrics and focuses attention on business results. It also reinforces the importance of measurable and aligned goals and objectives.

Each year, the Compensation Committee establishes the annual cash incentive target opportunities as a percentage of base salary. Under the short-term incentive plan, the Compensation Committee may also consider extraordinary circumstances that may positively or negatively impact the achievement of the total Company performance objectives. The Compensation Committee, in its discretion, has the right at any time to enhance, diminish or terminate all or any portion of any compensation plan or program, on a collective or individual basis for the named executive officers.

Predetermined financial performance measures and goals are set by the Compensation Committee each year. These financial measures and goals are based on Company performance expectations and budget targets. The annual cash incentive awards are calculated based on predetermined ranges for the achievement of the established performance measures. The plan is designed so that the maximum is earned when the results exceed the Company’s goals by a predetermined amount.

Long-Term Incentive Compensation.    We have reviewed our long-term incentive program relative to our stated objectives: attract, retain and motivate executives, as well as to align them with shareholder interests. We have concluded that our current arrangements continue to meet these needs. Our long-term incentive program ties a significant portion of our executive officers’ annual total compensation to shareholder value creation, as measured by stock price performance. The combination of stock options and restricted stock provides an appropriate balance between performance-based rewards and retention. We will continue to evaluate this program on an ongoing basis to ensure that these objectives continue to be met and may make future changes as needed to maintain the effectiveness of our equity program. We currently award stock options, restricted stock and restricted stock units under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan as follows:

Stock Options.    The standard nonqualified stock options typically vest in three equal installments on each anniversary date of the grant date, which enhances retention. Vested stock options provide a benefit to an executive officer only if the market value of the stock increases over the term of the option and if the executive officer remains employed at H.B. Fuller. Stock options are granted for a 10 year term. Stock options are granted at their fair market value on the date of grant.

Restricted Stock and Restricted Stock Units.    Restricted stock and restricted stock unit grants typically vest in three equal annual installments from the grant date, which enhances retention. Restricted stock and restricted stock unit awards provide a benefit to an employee only if the employee remains employed until the award vests. Dividends are accrued on both restricted stock and restricted stock units during the period prior to vesting and are paid in the form of additional shares once vesting has occurred. Only restricted stock has voting rights during the period prior to vesting. In addition, if the market value of the stock increases over the grant date price of the award, the employee further benefits from that appreciation in value. For our CEO, recent annual restricted stock grants include a performance goal which must be achieved or the restricted stock will not vest.

The value of an individual’s target award is established to generally reflect competitiveness at the market median/50th percentile for the applicable position and grade level. The CEO recommends to the Compensation Committee the number of stock options, restricted stock and/or restricted stock units to be granted to each executive officer. The Compensation Committee retains full authority to accept, modify or reject these recommendations and to increase or decrease the value of the award. The Compensation Committee also reviews total Company performance and the CEO’s individual performance to determine the award for the CEO. The number of options is determined based on a Black-Scholes valuation, and a 30-day stock price average is applied. To determine the number of restricted stock/restricted stock units to be awarded, a 30-day stock price average is applied.

The Compensation Committee reviews long-term incentives for our CEO and the other executive officers in January of each year. This long-term incentive grant date in January aligns with the annual individual performance review process and allows the grants to occur during the open trading period for H.B. Fuller stock as provided under Company policy. The grants of stock options are made with an exercise price determined as of the close of trading on the applicable grant day. We do not allow backdating of options, nor do we have a program, plan or practice to time stock option grants to executive officers in coordination with the release of material non-public information.

Fiscal 2012 Base Salaries

In General. The amount of annual base salary and year-over-year increase for each of the named executive officers in fiscal year 2012 is set forth in the following table.

	Base Salary as of 12/1/2011 ($)	Base Salary as of 2/1/2012 ($)	Percent Increase from 12/1/2011 to 2/1/2012 (%)
James J. Owens	700,000	750,000	7.1%
James R. Giertz	472,367	495,000	4.8%
Patrick J. Trippel	400,000	412,000	3.0%
Steven Kenny[1]	381,869	400,320	4.8%
Ann B. Parriott	348,969	359,438	3.0%

(1)	Non U.S.-based compensation paid to Mr. Kenny is denominated in British Pound Sterling and has been converted to U.S. dollars at the same exchange rate used for financial reporting purposes. Mr. Kenny’s base salary as of December 1, 2011 differs from the base salary reported for fiscal year 2012 reported in last year’s proxy statement due to different exchange rates used for financial reporting purposes in fiscal 2011 and fiscal 2012.

Analysis of Fiscal 2012 Base Salaries. In January 2012, the Compensation Committee reviewed Mr. Owens’ base salary, short-term incentive target and long-term incentive target amount. The review included the following market data: Mercer 2011 U.S. Executive Benchmark Database (All Industries Median Annual Revenues of $1.4 billion and Manufacturing Industry Median Annual Revenues of $1.4 billion); and Towers Watson 2010/2011 Top Management Report (All Industries For Profit Organizations Only $1—3 Billion and Chemical Industry $1—3 billion). The Compensation Committee also reviewed market data relating to our peer group, including both the entire peer group and a subset of the peer group of companies with revenues up to $3 billion.

For fiscal 2012, Mr. Owens received a merit increase on February 1, 2012 of 7.1%. Mr. Owens’ salary was in the second quartile of the salary range for the CEO.

Mr. Giertz’s fiscal 2012 base salary was in the fourth quartile of his salary range. His salary has historically been higher than the midpoint in this salary range to reflect Mr. Giertz’s extensive experience in both finance (as a CFO) and in operations with prior employers, where he held key leadership positions in several companies. For fiscal 2012, Mr. Giertz received a merit increase of 4.8%. Mr. Trippel’s base salary was in the second quartile of his salary range. Mr. Trippel received a merit increase of 3.0%. Mr. Kenny’s fiscal 2012 base salary was in the second quartile of his salary range. Mr. Kenny received a merit increase of 4.8%. Ms. Parriott’s fiscal 2012 base salary was in the fourth quartile of her salary range. Her salary has been higher than the midpoint to reflect Ms. Parriott’s prior leadership experience and her contributions in her role. For fiscal 2012, Ms. Parriott received a 3% merit increase.

For fiscal 2012, all merit increases for the named executive officers fell within the Company’s general merit increase guidelines for our general employee population.

Fiscal 2012 Short-Term Incentive Compensation

In General. For fiscal 2012, based on market data, the annual cash incentive target opportunity for our executive officers ranged from 40% to 100% of base salary at a target level of performance. Potential payouts ranged from 0% to 200% of the target award based on attainment of operating unit and/or Company predetermined financial goals. The threshold level for the annual cash incentive was set at 80% of each financial target goal, except the organic revenue metric had a threshold amount of 90%. At these levels, the annual cash incentive would pay out at 50% of the target incentive. Higher payouts are possible if performance is above threshold levels. In April 2012, based on a review of market data, Mr. Kenny’s short-term incentive target was increased from 40% to 50% of base salary effective the beginning of the third quarter of fiscal 2012.

During fiscal 2011, the Compensation Committee reviewed the financial metrics in the short-term incentive plan and approved the deletion of the net working capital metric for fiscal year 2012 for all participants. This change was made to reduce the number of metrics and simplify the plan. The Compensation Committee also decided to increase the threshold level for the organic revenue metric from 85% of target to 90% of target to provide a more challenging level of performance. The superior level of performance for the organic revenue metric was increased from 110% to 115%. Again, this change was made to increase the level of performance needed to attain a maximum payout. Finally, the composite metrics for named executive officers in corporate positions were eliminated and replaced with overall H.B. Fuller Company organic revenue and operating income metrics – the same metrics we use to determine short-term incentive opportunity for our CEO. This change also increases the transparency and understanding of the plan.

All performance measures for the named executive officers, and the percentage of short-term incentive compensation based on these measures as established by the Compensation Committee, are set forth in the table below:

Performance Measure	CEO	CFO and Other Corporate Positions[1]	Regional Operating Unit[2]	Business Unit[3]
EPS[4]	30%	30%	30%	30%
Company Organic Revenue[5]	30%	30%
Company Operating Income[6]		40%
EBITDA[7]	40%
Region or Business Organic Revenue			30%	30%
Region or Business Operating Income			40%	40%

(1)	Includes Mr. Giertz, Ms. Parriott and Mr. Trippel (for the third and fourth quarters of fiscal 2012).

(2)	Includes Mr. Kenny.

(3)	Includes Mr. Trippel for first and second quarters of fiscal 2012.

(4)	EPS is defined as net income divided by weighted average common stock shares outstanding (diluted).

(5)	Organic revenue is defined as revenue, excluding the effects of changes due to foreign currency exchange rates and acquisitions/divestitures.

(6)	Operating income (“OI”) is defined as gross profit less selling, general and administrative expenses.

(7)	EBITDA (earnings before interest, taxes, depreciation and amortization) is defined as gross profit less (selling, general and administrative expenses plus depreciation expense plus amortization expense).

Analysis of Fiscal 2012 Short-Term Incentive Awards. The financial performance measures approved by the Compensation Committee in early fiscal 2012 were selected because management believed they were the most representative measurements of our financial results and were key financial measures that linked to our long-term strategic plan. In fiscal 2012, except for the CEO, the short-term incentive plan was administered based on two separate performance periods:

•	one which included the first and second quarters (“Performance Period 1”); and

•	one which included the third and fourth quarters (“Performance Period 2”).

These two separate performance periods were necessary due to the acquisition of the global industrial adhesives business of Forbo Group, which occurred at the beginning of the second quarter of fiscal 2012. The Compensation Committee approved the two separate performance periods in the first quarter of fiscal 2012 for all executive officers, except the CEO.

For all executive officers (excluding the CEO), targets for Performance Period 1 were based on the original budget, excluding Forbo results. The short-term incentive plan payments for Performance Period 1 were calculated and communicated in the third quarter, and paid following the standard payment schedule in January 2013. Targets for Performance Period 2 included Forbo results and excluded the Central America Paints business results. The payments were calculated and communicated after the fourth quarter, and paid following the standard payment schedule in January 2013.

For the CEO, a different approach was applied. Annual targets were established within the first quarter of fiscal year 2012 in order to maintain favorable tax treatment under Section 162(m) of the Internal Revenue Code. The CEO plan included 3 metrics – EPS, organic revenue, and EBITDA. For the CEO, EBITDA was used in place of operating income due to the challenges of establishing an accurate operating income target before the close of the Forbo Industrial Adhesives acquisition. The EPS and Organic Revenue targets for the CEO vary from the targets for the other corporate named executive officers due to less information being available at the time the targets were set for the CEO in order to maintain favorable tax treatment.

For fiscal 2012, the financial performance measures for both the target and the actual performance were as set forth below. Amounts shown in the table below may differ from reported results due to adjustments which are allowed under the short-term incentive plan as set forth in footnotes 2 and 3 to the performance period tables below.

CEO – Fiscal year 2012

Performance Measure ($ amounts in thousands as noted, except EPS)	CEO
EPS
Target	$1.94	[1]
Actual(2)	$2.21
Company Organic Revenue
Target	$1,787,925	[1]
Actual(2)	$1,743,810
Company EBITDA
Target	$198,765
Actual(3)	$206,188

(1)	As explained in the section titled “Analysis of Fiscal 2012 Short-Term Incentive Awards”, Mr. Owens’ performance targets are different from the other named executive officers. The original targets were as follows: (1) for EPS, $2.10; (2) for organic revenue, $1,906,700; and (3) for EBITDA, $209,800,000. The original targets and results included Forbo industrial adhesives business as of the date of the acquisition. The targets and results do not include the Central America Paints business for the full year, as all of the fiscal year 2012 performance for this business was reclassified to discontinued operations.

(2)	Actual results differ from reported results due to adjustments or exclusions which are allowed under our short-term incentive plan, including but not limited to, (a) individual legal settlements (payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted acquisitions and divestitures are excluded from all actual and target metric calculations, as applicable, and (d) any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations.

(3)	The amounts listed for Actual Company EBITDA are subject to the same adjustments or exclusions noted in Footnote 2 above.

Performance Period 1

Performance Measure ($ amounts in thousands as noted, except EPS)	CFO and Other Corporate Positions	Regional Operating Unit		Business Unit[1]
EPS
Target	$.93	$.93		$.93
Actual[2]	$1.08	$1.08		$1.08
Company Organic Revenue
Target	$792,180
Actual[2]	$793,536
Company Operating Income
Target	$66,509
Actual(2)	$73,672
Region or Business Organic Revenue
Target-Business Unit				$127,507
Actual-Business Unit[3]				$129,095
Target-EIMEA		$224,119	[4]
Actual-EIMEA[3]		$228,820	[4]
Region or Business Operating Income
Target Business Unit				$6,399
Target Business Unit				$6,452
Target-EIMEA		$11,756	[4]
Actual-EIMEA(3)		$15,698	[4]

Performance Period 2

Performance Measure ($ amounts in thousands as noted, except EPS)	CFO and Other Corporate Positions	Regional Operating Unit
EPS
Target	$1.16	$1.16
Actual(2)	$1.17	$1.17
Company Organic Revenue
Target	$1,034,864
Actual(2) $$	$1,005,446
Company Operating Income
Target	$86,542
Actual(2)	$88,435
Region Organic Revenue
Target-EIMEA		$381,876	[4]
Actual-EIMEA(3)		$378,790	[4]
Region Operating Income
Target-EIMEA		$19,882	[4]
Actual-EIMEA(3)		$18,613	[4]

(1)	The “Business Unit” column does not appear in the Performance Period 2 table because Mr. Trippel’s short-term incentive program payment for Performance Period 2 was measured based on the corporate performance measures due to additional job responsibilities he assumed for this performance period.

(2)	Actual results differ from reported results due to adjustments or exclusions which are allowed under our short-term incentive plan, including but not limited to, (a) individual legal settlements

(payments or receipts) with a value (net of insurance) of $3 million or greater will not be included in metric calculations, (b) unbudgeted reorganization or restructuring related items which cannot be offset by related benefits in the fiscal year will not be included in metric calculations, (c) unbudgeted acquisitions and divestitures are excluded from all actual and target metric calculations, as applicable, and (d) any unbudgeted asset write-downs in excess of $2 million will not be included in metric calculations.

(3)	The amounts listed for Actual Region or Business Organic Revenue and Actual Region or Business Operating Income are subject to the same adjustments or exclusions noted in Footnote 2 above.

(4)	The amounts in U.S. Dollars have been converted from Euros at the same exchange rate used for financial reporting purposes as follows (€ amounts in thousands): Period 1—(a) Region Organic Revenue Target: €172,594, (b) Region Organic Revenue Actual: €176,214, (c) Region Operating Income Target: €9,053, and (d) Region Operating Income Actual: €12,089. Period 2—(a) Region Organic Revenue Target: €294,083, (b) Region Organic Revenue Actual: €291,706, (c) Region Operating Income Target: €15,311, and (d) Region Operating Income Actual: €14,334. The Company does not calculate these target and actual numbers in U.S. Dollars in determining whether the metric has been met. Local currency is used for these calculations.

The short-term incentive target and actual payment as a percent of base salary for fiscal 2012 for each of our named executive officers is set forth in the table below:

CEO

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Base Salary[1]
James J. Owens	100%	115.2%

Performance Period 1

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Base Salary for First and Second Quarters[1]
James R. Giertz	56%	73.5%
Patrick J. Trippel	56%	67%
Steven Kenny	40%	63%
Ann B. Parriott	48%	63%

Performance Period 2

Named Executive Officer	Target Payment as a % of Base Salary	Actual Payment as a % of Base Salary for Third and Fourth Quarters[1]
James R. Giertz	56%	55.7%
Patrick J. Trippel	56%	55.7%
Steven Kenny	50%	46.6%
Ann B. Parriott	48%	47.8%

(1)	The actual total payment that was made for both Performance Periods is found in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” in this Proxy Statement.

The short-term incentive award payment opportunity at each level of performance for our named executive officers for fiscal 2012 is shown in the “Grants of Plan-Based Awards During Fiscal Year 2012” table in this Proxy Statement. The specific performance goals for the target level are considered to be challenging but achievable.

Actions for Fiscal 2013. For fiscal 2013, based on a review of market data for the Company’s U.S.-based Senior Vice President positions, the Compensation Committee increased the target value of short-term incentive from 56% to 65%. The Company also adopted a policy to prohibit hedging and pledging of Company stock by executive officers (including our NEOs) and members of our board of directors. With regard to the metrics for the CEO’s short-term incentive for fiscal 2013, the Compensation Committee decided to revert back to the same three metrics used in prior years: EPS, operating income and organic revenue. EBITDA was used in fiscal 2012 instead of operating income (for the CEO only) due to the Forbo acquisition and the accompanying difficulty in establishing metric targets within the first 90 days of the performance period.

At its January 2013 meeting, the Compensation Committee approved the following increase in compensation for Mr. Owens:

•	Annual Base Salary effective February 1, 2013: $862,500

•

Effective January 24, 2013, the target value of Mr. Owens’ stock-based awards under the Company’s long-term incentive plan was increased from 200% of his base salary to 250% of his base salary. The grant of stock options will vest in three equal annual installments beginning on the first anniversary date of the grant date subject to Mr. Owens remaining an employee of the Company. The grant of restricted stock contains a requirement that the restricted stock will vest in three equal installments on January 24, 2014, January 24, 2015 and January 24, 2016 only if (1) one or more of the performance measures in the CEO’s short-term incentive program are met at the threshold level for fiscal 2013 as determined by the Compensation Committee and (2) Mr. Owens continues to be employed by the Company on the respective vesting date.

•

Effective on January 24, 2013, a long term award of restricted stock of three times his base salary, which will vest 50% on January 24, 2016 and the remaining 50% will vest on January 24, 2017 only if (1) one or more of the performance measures in the CEO’s short-term incentive program are met at the threshold level for fiscal 2013 as determined by the Compensation Committee and (2) Mr. Owens continues to be employed by the Company on the respective vesting date.

•

No changes were made in Mr. Owens’ incentive opportunity under the Company’s short-term incentive plan. Mr. Owens will continue to be eligible to receive a target incentive opportunity of 100% of his base salary with a maximum incentive opportunity of up to 200% of his base salary under the short-term incentive plan for the Company’s 2013 fiscal year.

Fiscal 2012 Long-Term Incentive Compensation

In General. The fiscal 2012 long-term incentive plan design called for grants with a mix of 50% nonqualified stock options and 50% restricted stock/restricted stock units based on the grant value. The target values for each named executive officer’s long-term incentive award are set forth in the table below (the differences in target award values are due to the named executive officers being in different job grades at the time of the award). It is the general practice of the Compensation Committee to make awards to executive officers in a range of 80% to 120% of the target value below. In July 2011, the Compensation Committee decided to increase the target value of the long-term incentive from 150% to 200% of base salary for the CEO position only. This increase was made based on a desire to phase in CEO related compensation increases after the CEO compensation review conducted in December 2010.

Target Value of Long-Term Incentive for FY 2012 ($)
James J. Owens	1,500,000
James R. Giertz	500,000
Patrick J. Trippel	500,000
Steven Kenny	500,000
Ann B. Parriott	275,000

Analysis of Fiscal 2012 Long-Term Incentive Awards. The January 2012 grant of restricted stock to Mr. Owens contains a requirement that the restricted stock will vest in three equal installments on January 26, 2013, January 26, 2014 and January 26, 2015 only if (1) one or more of the performance measures in the CEO’s short-term incentive program are met at the threshold level for fiscal 2012 as determined by the Compensation Committee and (2) Mr. Owens continues to be employed by the Company on the respective vesting date. Both of these requirements were met as of January 26, 2013. Therefore, the first installment has vested, and the remaining two will vest according to the vesting schedule as long as Mr. Owens remains employed by the Company.

During fiscal year 2012, all long-term incentive awards to named executive officers fell within 100% to 110% of the target value above. Fiscal year 2012 long-term incentive awards of stock options, restricted stock and restricted stock units are set forth in the “Grants of Plan-Based Awards During Fiscal Year 2012” table in this Proxy Statement.

Other Executive Benefits and Perquisites

In General. In order to attract and retain high caliber executive talent, we provide executive officers market competitive perquisite and other benefit programs. We also provide some of these benefits to assist our executive officers so that they may efficiently use their time on H.B. Fuller business. Our U.S.-based named executive officers participate in the same health and welfare programs as all other U.S.-based H.B. Fuller employees.

We provide the following perquisites and benefits to our executive officers who are based in the United States or who are U.S. expatriates:

Perquisites and Benefits	Description

Defined Benefit Pension Plan

•    Qualified defined benefit pension plan. Eligible employees hired prior to January 1, 2007 are eligible for the qualified defined benefit pension plan. The qualified defined benefit pension plan was amended effective June 1, 2011 and, although it will continue to operate, eligible participants no longer earn benefits for future service and salary in the same way they had previously. Pension benefits were locked-in as of May 31, 2011 using service and salary as of that date. For each month of continuous service after May 31, 2011, participants will receive a .25% increase to the amount of their locked-in normal retirement benefit.

Defined Contribution Restoration Plan

•    Defined contribution restoration plan, non-qualified retirement plan:

➢       3% non-elective (retirement) contribution restoration for compensation in excess of IRS limits for executives hired after December 31, 2006 and for all other executives beginning June 1, 2011[1].

➢       4% 401(k) match restoration for compensation match in excess of IRS limits, and

➢       Defined contribution supplemental executive retirement plan (the “SERP”) credit equal to 7% of eligible earnings.

Key Employee Deferred Compensation Plan

•    Allows deferral of a portion of annual base salary and/or any annual incentive payment. If an executive defers a portion of his or her salary or incentive payment into the Company stock account, the Company credits units of Common Stock and matches 10% of the amount credited with units of Common Stock. None of the named executive officers participated in this plan during fiscal year 2012.

Auto Allowance	• Monthly allowance.

Financial Counseling	• Up to $7,500 annually in financial planning and tax preparation.

Executive Health Exams	• Annual health exam expenses, including related travel.

Perquisites and Benefits	Description
Excess Liability Insurance

•   Group personal excess liability insurance policy provides individual coverage up to $5,000,000. The Company pays the policy premium and the premium is included in the named executive officer’s income and is grossed up to pay the tax withholding.

Relocation Expense	• Assistance with relocation, sale and purchase of home, temporary living assistance, and movement of property, including a tax gross up for certain assistance that is taxable.

(1)	The 3% non-elective (retirement contribution) benefit is available through the H.B. Fuller Company 401(k) & Retirement Plan to eligible employees who were hired after December 31, 2006 and for all other U.S. employees beginning June 1, 2011.

Of the perquisites and benefits set forth above, only the financial counseling, auto allowance, executive health exam and the excess liability insurance are provided to Mr. Kenny, who is not based in the United States and is not an expatriate. Other benefits provided to Mr. Kenny include:

Perquisites and Benefits	Description
Retirement Plan

•   For Mr. Kenny, who is based in England, our stakeholder pension plan is a defined contribution plan. Eligibility for the stakeholder pension plan is immediate upon hire. The contribution consists of a 4% non-elective credit and a matching credit on a 1 to 1 basis for the first 4% of employee contributions. Benefit payout is based on the employee decision. The employee may choose between an annuity of the retirement saving or a partial lump sum and annuity pay-out at retirement at age of 55 or later. Employees who leave the company before retirement age can choose to leave their account where it is or to transfer the value of their account to another personal or stakeholder plan.

Analysis of Fiscal 2012 Executive Benefits and Perquisites. We provide perquisites to our executive officers to generally reflect competitiveness at the market median/50th percentile. The Company provides supplemental executive retirement benefits under the defined contribution restoration plan for executive officers to complement the benefits provided through H.B. Fuller’s broad-based retirement plans.

In conjunction with the annual review of executive officer total compensation, the Compensation Committee reviews executive officer benefits and perquisites for market prevalence. In fiscal 2012, the Compensation Committee reviewed market data on the prevalence of the following benefits and perquisites: the Key Employee Deferred Compensation Plan, auto allowance, financial counseling, SERP (other than restoration plan) and Defined Contribution Restoration Plan. The survey data used to review the market prevalence of all of these benefits was provided by the 2011 Hewitt Total

Compensation Measurement Executive Compensation Policies and Programs survey (483 participating companies). No changes were made as a result of the Compensation Committee’s review of these perquisite and benefit programs because of the market prevalence of these programs. Based on the survey data, the Compensation Committee noted that the prevalence of SERP programs (other than restoration plans) is declining. Therefore, this program will be reviewed in fiscal 2013.

This survey data did not cover the prevalence of executive health exam programs, personal excess liability insurance coverage or relocation programs. No changes were made to the health exam and personal excess liability insurance coverage programs. For the relocation program, minor charges were made which were largely administrative in nature and did not increase the cost of the program for the named executive officers.

All perquisites paid to our named executive officers are disclosed in the “Summary Compensation Table” under the “Other Compensation” column and the footnotes thereto.

Severance, Change-in-Control and other Employment-Related Agreements

In General. H.B. Fuller does not have employment agreements with any of the named executive officers that provide for a specified term of employment. The Company does have an employment agreement with Mr. Kenny as discussed below. The Company also has change-in-control agreements discussed under the heading “Change-in-Control Agreements”, executive severance agreements discussed under the heading “Severance”, and agreements regarding certain payments to Mr. Owens and Mr. Trippel discussed under the heading “Other” below.

Severance. The executive severance agreements provide for payment of the following severance benefits if the eligible executive officer’s employment is terminated involuntarily by the Company without cause (as defined in the agreement) or voluntarily by the executive officer for good reason (as defined in the agreement):

•	Severance pay equal to one times (two times for the CEO) base salary plus target annual bonus, payable over the 12 months (24 months for the CEO) following termination;

•	Continued group medical and dental insurance over 12 months (18 months for the CEO); and

•	Outplacement services with a value of up to $20,000.

Except as indicated above with respect to the CEO, the same form of agreement was provided to all named executive officers other than for Mr. Kenny. The severance agreement with Mr. Kenny provides for a reduction in any severance pay due to him for any severance pay required by local law.

Change-in-Control Agreements. All named executive officers have entered into change-in-control agreements with H.B. Fuller. The agreements are a critical and effective tool to attract and retain executives, especially during times of uncertainty. These agreements provide for payments under certain circumstances following a change-in-control of the Company. The Compensation Committee believes that one of the purposes of providing change-in-control agreements is to provide financial security to the executive officer in the event the executive officer’s employment is terminated in connection with a change-in-control. The agreement is intended to ensure the executive officer remains focused on activities related to a change-in-control that could be in the best interest of the Company and its shareholders, and that the executive officer is not distracted by compensation implications as a result of a change-in-control. The Compensation Committee also believes that change-in-control agreements assist in the retention of executive officers at a time when their departure might be detrimental to the Company and shareholders.

The change-in-control agreements contain a “double trigger” for receipt of change-in-control payments. This means that there must be a change in control of the Company and a termination of employment (or a material change to employment) for the provisions to apply and benefits to be paid. The Compensation Committee believes that a “double trigger” is more appropriate than a “single trigger”, because a double-trigger prevents the unnecessary payment of benefits to an executive officer in the event that the change in control does not result in the executive officer’s termination of employment or a material change in the terms of the executive officer’s employment (such as demotion, pay cut or relocation).

Our change-in-control arrangements have been structured to ensure that executives receive the full intended benefits of these arrangements in the event that a transaction should take place, particularly when their short tenure creates an imbalance between intended benefit and potential tax liability. Our approach has been to provide our executives with arrangements that include a modified tax gross-up. These arrangements eliminate de minimis or inefficient gross up payments, only providing tax gross up in cases of significant imbalance. The Compensation Committee reviews all change-in-control packages on a regular basis to ensure their continued effectiveness.

An explanation of any payments to be made under the change-in-control agreements is found under the heading “Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control” in the section of this Proxy Statement titled “Potential Payments Made Upon Termination or Change-In-Control”.

Other. The Company had an agreement with Mr. Owens regarding the payment of a relocation bonus. This bonus was offered to Mr. Owens to encourage him to join the Company and to compensate him for the loss of benefits and compensation he would have received from his prior long-term employer. Under the original agreement, Mr. Owens was eligible to receive $500,000 if he relocated to Minnesota within 24 months of the date he was hired. The agreement was amended to provide that Mr. Owens was eligible to receive $250,000 of the $500,000 bonus if he remained employed by the Company until August 1, 2010 and the remaining $250,000 if he relocated to Minnesota by August 1, 2012. Mr. Owens relocated to Minnesota in fiscal 2012 and the final $250,000 was paid to him during fiscal 2012. This amount is shown in the Summary Compensation Table in the “Bonus” column.

In order to recruit Mr. Trippel, the Company has an agreement with Mr. Trippel regarding the payment of a cash bonus and a related stock award with an expected aggregate value of $500,000. The bonus was offered to Mr. Trippel to encourage him to join the Company and was structured in two installments of $125,000 each, payable (1) within 30 days of his hire date and (2) on or about the first anniversary of his hire date, provided he remained employed by the Company. The second installment was paid during fiscal 2012 and is shown in the Summary Compensation Table in the “Bonus” column. The stock award with an expected value of $250,000 was granted during fiscal 2011.

The Company has an employment agreement with Mr. Kenny, because employment agreements are customary in England where Mr. Kenny is based. The agreement with Mr. Kenny sets forth his salary, job functions and benefits, and contains intellectual property ownership rights, termination, non-competition and confidentiality provisions. The agreement does not provide for any minimum term of employment. See the section titled “Potential Payments made upon Termination or Change-in-Control” later in this Proxy Statement for contractual payments that the Company may owe Mr. Kenny under his employment agreement.

Stock Ownership

We believe that ownership of H.B. Fuller Common Stock by executive officers encourages long-term, strategic decision making that helps to reduce undue short-term risk-taking and is aligned with the best interests of H.B. Fuller’s constituents. Goals for recommended levels of executive stock ownership were established in 2003 and are reviewed annually. An executive officer’s stock ownership goal (which includes directly held H.B. Fuller stock, H.B. Fuller stock held in the H.B. Fuller Company 401(k) & Retirement Plan, restricted stock, restricted stock units and stock units held in the Key Employee Deferred Compensation Plan) ranges in dollar amount from one to five times the executive officer’s annual base salary, depending on job grade.

The guideline for the CEO is ownership of at least five times his base salary in H.B. Fuller Common Stock, and the guideline for other named executive officers is ownership of at least two to three times their base salaries, depending on job grade. The guideline provides that an executive should strive to reach the applicable stock ownership goal within five years of appointment to their position. The guideline for Mr. Giertz, Mr. Trippel and Mr. Kenny is ownership of at least three times their base salary in H.B. Fuller Common Stock. The guideline for Ms. Parriott is at least two times her base salary in H.B. Fuller Common Stock. The Compensation Committee reviews the stock holdings of our named executive officers annually. This year’s review was based on job grades and stock values in effect as of June 30, 2012. At that point in time, only Ms. Parriott had been in her present position for more than five years. Both Ms. Parriott and Mr. Giertz have met the applicable stock ownership goal. In September 2012, the Compensation Committee determined that if after five years in his or her position, a named executive officer has not met his/her stock ownership goal, the named executive officer must retain 100% of all after-tax profit shares from any exercise, vesting or payout of equity awards until the stock ownership guideline is met, unless a hardship exception is granted. The Compensation Committee determined that hardship exception requests should be submitted to the Vice President of Human Resources and reviewed with the CEO. The CEO has the authority to approve exceptions, consulting with the Compensation Committee Chair as appropriate. All of the other named executive officers who have not met the goal are continuing to make progress on meeting their stock ownership goals.

Named Executive Officer	2012 % of Target as of June 30, 2012	Years at Grade/Target as of June 30, 2012*
James J. Owens	70%	1
James R. Giertz	>100%	4
Patrick J. Trippel	59%	1
Steven Kenny	95%	2
Ann. B. Parriott	>100%	6

Tax Considerations

Under Section 162(m) of the U.S. Internal Revenue Code, we must meet specified requirements related to our performance and must obtain shareholder approval of certain compensation arrangements in order for the Company to fully deduct compensation in excess of $1,000,000 paid to a named executive officer other than the CFO. The Annual and Long-Term Incentive Plan (“ALTIP”) was approved by shareholders in 2008 and includes specific performance criteria established by the Compensation Committee; therefore, annual incentive awards granted under the ALTIP are deemed to meet the requirements of Section 162(m). The Committee believes that compensation paid pursuant to the ALTIP will be deductible. We are also asking the shareholders to approve the H.B. Fuller Company 2013 Master Incentive Plan (2013 Master Incentive Plan) at the annual meeting this year. In part, this is to ensure that compensation paid pursuant to the 2013 Master Incentive Plan in the future will be deductible. Additionally, cash compensation voluntarily deferred by our executive officers under our Key Employee Deferred Compensation Plan is not subject to the Section 162(m) cap until the year paid.

The Compensation Committee intends to continue its practice of paying competitive compensation consistent with our philosophy to attract, retain and motivate executive officers to manage our business in the best interests of H.B. Fuller and our shareholders. The Compensation Committee, therefore, may choose to provide non-deductible compensation to our executive officers if it deems such compensation to be in the best interests of H.B. Fuller and our shareholders. In fiscal 2012, the compensation subject to Section 162(m) did not exceed the $1,000,000 cap for any of our named executive officers, except for Mr. Owens. The compensation subject to Section 162(m) paid to Mr. Owens exceeded the $1,000,000 cap by approximately $168,361, and this portion of his compensation for fiscal 2012 was therefore not deductible for tax purposes.

Various programs, including our benefit plans that provide for deferrals of compensation are subject to Section 409A of the Internal Revenue Code. We have reviewed such plans for compliance with Section 409A and believe that they are in compliance.

Total Compensation for Named Executive Officers

We believe that the policies and programs described in the Compensation Discussion and Analysis maintain an appropriate balance between motivating achievement of short-term goals and strategically leading H.B. Fuller in a direction to provide long-term success, and therefore serve the interests of H.B. Fuller and its shareholders.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with H.B. Fuller management the Compensation Discussion and Analysis. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the year ended December 1, 2012.

Compensation Committee of the Board of Directors of H.B. Fuller Company *

R. William Van Sant, Chair

Thomas W. Handley

Lee R. Mitau

Dante C. Parrini

John C. van Roden, Jr.

*	Juliana L. Chugg served on the Board of Directors during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

SUMMARY COMPENSATION TABLE

The following table shows the cash and non-cash compensation for the last three fiscal years awarded to or earned by individuals who served as Chief Executive Officer and Chief Financial Officer during fiscal year 2012 and each of the other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2012.

Name and Principal Position	Year	Salary ($)[1]	Bonus ($)[1,2]	Stock Awards ($)[3]	Option Awards ($)[4]	Non-Equity Incentive Plan Compen- sation ($)[1,5]	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)[6]	All Other Compen- sation ($)[7]	Total ($)
James J. Owens	2012	740,000	250,000	893,805	889,090	854,371	841	335,881	3,963,988
President and	2011	641,747	—	608,317	604,861	634,510	—	301,105	2,790,540
Chief Executive Officer	2010	441,401	250,000	283,907	282,305	277,937	—	247,229	1,782,779

James R. Giertz	2012	490,473	—	327,736	325,995	317,149	880	162,736	1,624,969
Sr. Vice President, Chief	2011	486,123	—	264,612	265,385	279,488	—	162,233	1,457,841
Financial Officer	2010	445,753	—	271,565	270,029	280,919	—	171,364	1,439,630

Patrick J. Trippel[8]	2012	419,356	125,000	297,916	296,359	251,517	—	108,374	1,498,522
Sr. Vice President,	2011	246,154	125,000	313,669	308,032	98,887	—	41,313	1,133,055
Construction Materials

Steven Kenny	2012	395,707	—	297,916	296,359	217,569	—	65,418	1,272,969
Sr. Vice President, Europe	2011	371,981	—	264,612	265,384	155,087	—	60,528	1,117,592
India, Middle East & Africa	2010	379,002	—	246,861	495,655	196,830	—	59,903	1,378,251

Ann B. Parriott	2012	357,344	—	178,750	177,816	198,021	48,474	102,860	1,063,265
Vice President,	2011	360,076	—	145,534	145,958	177,390	30,263	122,571	981,792
Human Resources	2010	334,376	—	149,359	148,512	180,602	31,656	124,237	968,742

(1)	Includes cash compensation deferred at the election of the executive under the H.B. Fuller Company 401(k) & Retirement Plan. For Mr. Kenny only, includes cash compensation deferred at his election into the H.B. Fuller Stakeholder Pension Plan. For accounting and payroll purposes, fiscal year 2011 contained 53 weeks and fiscal years 2010 and 2012 contained 52 weeks.

(2)	We award bonuses under our short-term incentive plan based on our achievement of certain performance targets as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. Accordingly, bonus amounts under the short-term incentive plans are shown in the Non-Equity Incentive Plan Compensation column of this table. The amounts shown in this column for Mr. Owens represent retention bonuses received and the amounts shown for Mr. Trippel represent a hiring and retention bonus. More information regarding these bonuses is provided in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)	The amounts in this column represent the grant date fair value of time-based and performance-based restricted stock awards made in fiscal 2012, 2011 and 2010 calculated in accordance with FASB ASC Topic 718 based on the closing price of our Common Stock on the date of grant. The January 2011 and January 2012 grants for Mr. Owens also represent the grant date fair value of the respective performance-based restricted stock awards which vested pursuant to the terms of each award.

(4)	The amounts in this column represent the grant date fair values of stock option awards. In accordance with FASB ASC Topic 718, the grant date fair value of these awards has been determined using the Black-Scholes method and based on the assumptions set forth in Note 3 to the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 1, 2012, except that the assumption related to forfeitures is not included in the calculations for these purposes.

(5)	As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the amounts in this column represent cash bonuses paid out under our short-term incentive plan.

(6)	The amounts reported for Ms. Parriott in this column represent the aggregate change in the actuarial present value of her accumulated retirement benefits under the H.B. Fuller Legacy Pension Plan. See the “Pension Benefits” table later in this Proxy Statement for additional information. The Change in Pension Value is based on the same assumptions as those used for the valuation of the plan liabilities in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012. The assumptions made in the calculations of these amounts may be found in Note 11 to the audited financial statements in our Annual Report on Form 10-K. Amounts reported in this column for Mr. Owens, Mr. Giertz and Ms. Parriott include the amount of interest accrued during the applicable fiscal year on the officer’s account in the Defined Contribution Restoration Plan that exceeded 120% of the applicable federal long-term rate. In fiscal 2012 these amounts were as follows: for Mr. Owens, $841; for Mr. Giertz, $880; and for Ms. Parriott, $861. In fiscal 2011 and 2010, no named executive officers had any interest accrued that exceeded 120% of the applicable federal long term rate.

(7)	The table below shows the components of this column for fiscal 2012, which include Company matching contributions to H.B. Fuller’s defined contribution plans, dividends on restricted stock, charitable contribution matches and donations and perquisites paid by the Company for the benefit of the executive officer. The amounts represent the amount paid by, or the incremental cost to, the Company. The amounts for fiscal years 2010 and 2011 for Mr. Owens, Mr. Giertz, Mr. Trippel and Ms. Parriott differ from those reported in previous years due to inadvertent errors or omissions as follows: (a) for Mr. Owens, the defined contribution plan contribution amount was previously reported as $741 higher than actual for fiscal year 2010, and $754 higher than actual for fiscal year 2011; (b) for Mr. Giertz, the defined contribution plan contribution amount was previously reported as $115 higher than actual for fiscal year 2010, and $122 higher than actual for fiscal year 2011; and pursuant to our Executive Board Support Program the Company made charitable contributions on Mr. Giertz’s behalf to qualifying institutions in the amount of $25,000 for fiscal year 2010 and charitable contributions of $25,000 and a matching contribution of $1,000 on his behalf for fiscal year 2011 that were omitted in the prior years, (c) for Mr. Trippel, the defined contribution plan match and contribution amount was previously reported as $612 higher than actual for fiscal year 2011, and (d) for Ms. Parriott, the defined contribution plan contribution amount was previously reported as $61 higher than actual for fiscal year 2010; and pursuant to our Executive Board Support Program, the Company made charitable contributions on Ms. Parriott’s behalf to qualifying institutions in the amount of $30,000 and a matching contribution of $1,000 on her behalf for fiscal year 2010 that were omitted in the prior year.

All Other Compensation—Fiscal Year 2012

Name	Defined Contribution Plan Company Match & Contributions ($)	Defined Contribution Restoration Plan Contributions ($)	Dividends on Unvested Restricted Stock ($)	Charitable Matching Contributions and Donations ($)(a)	Perquisites (see table below) ($)	Total ($)
James J. Owens	17,471	175,230	18,315	—	124,865	335,881
James R. Giertz	17,471	90,446	8,024	26,000	20,795	162,736
Patrick J. Trippel	16,654	53,057	7,554	—	31,109	108,374
Steven Kenny	31,780	—	7,883	—	25,755	65,418
Ann B. Parriott	17,721	57,448	4,396	—	23,295	102,860

(a)	Amounts in this column represent matching contributions by the Company under a broad based plan for all U.S. employees to match charitable contributions between $50 and $1,000 made to qualifying 501(c)(3) nonprofit organizations. Also includes amounts under the Company’s Executive Board Support program under which key managers (including all the named executive officers in this Proxy Statement) are eligible to direct H.B. Fuller Company Foundation charitable contributions to qualifying 501(c)(3) nonprofits organizations where they are serving as board members.

Perquisites - Fiscal Year 2012

Name	Auto Allowance ($)	Personal Excess Liability Insurance ($) [a]	Health Exam ($)	Financial Counseling ($)	Housing and Commuting Expenses and Related Tax Gross-Ups ($)[b]	Spousal Airfare($) [c]	Total Perquisites ($)
James J. Owens	18,000	1,395	—	5,000	99,795	675	124,865
James R. Giertz	14,400	1,395	—	5,000	—	—	20,795
Patrick J. Trippel	14,400	1,395	7,814	7,500	—	—	31,109
Steven Kenny	17,294	775	—	7,686	—	—	25,755
Ann B. Parriott	14,400	1,395	—	7,500	—	—	23,295

(a)	Includes premiums paid on a tax-protected basis on personal excess liability insurance of $775 and a related tax gross-up of $620. The amount for Mr. Kenny does not include a related tax gross-up.

(b)	Includes moving expense of $12,000, a housing expense of $7,733 (with a related tax gross-up of $3,757) and commuting expenses of $42,502 (with a related tax gross-up of $33,803).

(c)	Amount for spousal airfare was paid in accordance with company policy requiring a valid business purpose for payment of spouse travel expenses. This amount is treated as income to the employee and is not grossed up for tax purposes.

(8)	Mr. Trippel was not a named executive officer in fiscal 2010. Therefore, the compensation information is only provided for fiscal years 2012 and 2011 in accordance with SEC rules.

Grants of Plan-Based Awards During Fiscal 2012

The following table summarizes the grants of plan-based awards in fiscal year 2012 for each of the named executive officers in the Summary Compensation Table.

Name and Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) [2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Options Awards ($)[4]

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
James J. Owens
Short-Term Incentive		370,833	741,667	1,483,333
LTI Award	1/26/2012					31,472	[5]					893,805
LTI Award	1/26/2012									77,881	28.40	889,090

James R. Giertz
Short-Term Incentive		137,544	275,088	550,175
LTI Award	1/26/2012								11,540			327,736
LTI Award	1/26/2012									28,556	28.40	325,995

Patrick J. Trippel
Short-Term Incentive		114,800	229,600	459,200
LTI Award	1/26/2012								10,490			297,916
LTI Award	1/26/2012									25,960	28.40	296,359

Steven Kenny
Short-Term Incentive		89,457	178,914	357,828
LTI Award	1/26/2012								10,490			297,916
LTI Award	1/26/2012									25,960	28.40	296,359

Ann B. Parriott
Short-Term Incentive		85,846	171,693	343,385
LTI Award	1/26/2012								6,294			178,750
LTI Award	1/26/2012									15,576	28.40	177,816

(1)	The amounts shown in these columns represent the bonus opportunity under our short-term incentive plan for fiscal 2012 performance discussed under “Fiscal 2012 Short-Term Incentive Compensation” in this Proxy Statement. The actual amount paid out in January 2013 under the short-term incentive plan is set forth in the Summary Compensation Table.

(2)	The restricted stock and restricted stock unit (for Mr. Kenny only) awards were granted under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan. The restricted stock and restricted stock unit grants vest in three annual installments beginning on the first anniversary date of the grant. Under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan, dividends on restricted stock and restricted stock units are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock or restricted stock units vest. The restricted stock and restricted stock units become immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

(3)	These options are granted under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan and become exercisable at the rate of one-third each year beginning on the first anniversary of the grant date, and expire 10 years from the grant date. These options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(4)	The fair value of the restricted stock awards is calculated by multiplying the number of shares of restricted stock by the closing price of our Common Stock on the date of grant. The Black-Scholes option pricing method was used to estimate the grant date fair value of the options in this column. The assumptions used to develop the grant date valuations for the options are as follows: options granted on January 26, 2012 were—risk free rate of return of .7125%, dividend rate of 1.0563%, volatility rate of 51.763%, quarterly reinvestment of dividends and an average term of 4.75 years. No adjustments have been made for non-transferability or risk of forfeiture. The real value of the stock options in this table will depend on the actual performance of our common stock during the applicable period and the fair market value of our common stock on the date the options are exercised.

(5)	The restricted stock award for Mr. Owens was granted under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan. The terms of the award provide for vesting of the restricted stock grant in three annual installments on January 24, 2013, January 24, 2014 and January 24, 2015 only if (a) one or more of the performance measures in the CEO’s short-term incentive program measures are met at the threshold level for fiscal 2012 as determined by the Compensation Committee and (b) Mr. Owens continues to be employed by the Company on the respective vesting date. The first condition was met on January 24, 2013, and accordingly the first installment vested on that date. Under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan, dividends on restricted stock are accrued by H.B. Fuller at the same rate as payable to all H.B. Fuller shareholders and are paid if and when the restricted stock vests. The restricted stock becomes immediately vested in the event of death, disability and change-in-control. The value of accrued dividends is included in the Summary Compensation Table in the “All Other Compensation” column.

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table summarizes the outstanding equity awards as of December 1, 2012 for each of the named executive officers in the Summary Compensation Table.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable[1]	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[2]	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]
James J. Owens	10/02/2008	7,385	-0-	19.03	10/02/2018
	12/04/2008	35,747	11,916	14.15	12/04/2018
	12/03/2009	21,961	11,314	20.57	12/03/2019
	1/20/2011	15,949	32,382	22.27	1/20/2021
	7/07/2011	5,196	10,552	25.19	7/07/2021
	1/26/2012	-0-	77,881	28.40	1/26/2022
	12/03/2009					4,871	160,012
	1/20/2011					13,704	450,176
	7/07/2011					4,434	145,657
	1/26/2012					31,815	1,045,123

James R. Giertz	04/02/2008	23,971	-0-	20.93	04/02/2018
	12/04/2008	35,747	11,916	14.15	12/04/2018
	12/03/2009	21,006	10,822	20.57	12/03/2019
	1/20/2011	9,493	19,275	22.27	1/20/2021
	1/26/2012	-0-	28,556	28.40	1/26/2022
	12/03/2009					4,658	153,015
	1/20/2011					8,158	267,990
	1/26/2012					11,666	383,228

Patrick J. Trippel	4/26/2011	11,731	23,818	21.37	4/26/2021
	1/26/2012	-0-	25,960	28.40	1/26/2012
	4/26/2011					10,058	330,405
	1/26/2012					10,604	348,341

Steven Kenny	10/01/2009	31,281	10,427	19.85	10/01/2019
	12/03/2009	19,097	9,838	20.57	12/03/2019
	10/01/2010	20,167	10,390	20.20	10/01/2020
	1/20/2011	9,493	19,275	22.27	1/20/2021
	1/26/2012	-0-	25,960	28.40	1/26/2022
	12/03/2009					4,235	139,120
	1/20/2011					8,158	267,990
	1/26/2012					10,604	348,341

Ann B. Parriott	01/27/2006	19,858	-0-	18.74	01/27/2016
	12/04/2006	16,077	-0-	26.79	12/04/2016
	12/06/2007	14,200	-0-	26.65	12/06/2017
	12/04/2008	25,233	8,411	14.15	12/04/2018
	12/03/2009	11,553	5,952	20.57	12/03/2019
	01/20/2011	5,221	10,601	22.27	1/20/2021
	01/26/2012	-0-	15,576	28.40	1/26/2022
	12/03/2009					2,562	84,162
	01/20/2011					4,487	147,398
	01/26/2012					6,362	208,992

(1)	Stock options granted prior to December 3, 2009 vest in four equal annual installments beginning on the first anniversary of the grant date. Stock options granted on or after December 3, 2009 vest in three equal annual installments beginning on the first anniversary of the grant date. Options become immediately exercisable upon retirement (age 55 and 10 years of service), death, disability or change-in-control.

(2)	Restricted shares and units granted after December 4, 2008 vest in three equal annual installments beginning on the first anniversary of the grant date. The restricted shares and units become immediately vested in the event of death, disability and change-in-control.

(3)	The market value is based on the closing price at November 30, 2012 (the last business day of the fiscal year) of $32.85.

Option Exercises and Stock Vested—Fiscal Year 2012

The following table summarizes the number of options exercised and shares of restricted stock vested during fiscal year 2012 for each of the named executive officers in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James J. Owens	-0-	-0-	20,286	504,321
James R. Giertz	-0-	-0-	15,414	364,085
Patrick J. Trippel	-0-	-0-	4,904	160,606
Steven Kenny	-0-	-0-	5,381	151,378
Ann B. Parriott	-0-	-0-	10,261	240,142

(1)	The value realized on the vesting of stock awards is the closing market price of a share of H.B. Fuller Common Stock on the date of vesting multiplied by the number of vested shares. H.B. Fuller withheld shares of the H.B. Fuller Common Stock from the amounts shown having a value equal to the applicable tax withholding requirement.

Pension Benefits—Fiscal Year 2012

The amounts reported in the table below equal the present value of the accumulated benefit as of December 1, 2012 for the named executive officers under the H.B. Fuller Legacy Pension Plan based on the assumptions described in note 1 below. Mr. Owens, Mr. Giertz, Mr. Trippel and Mr. Kenny are not eligible to participate in the H.B. Fuller Legacy Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Ann B. Parriott	H.B. Fuller Legacy Pension Plan	6.917	189,529	-0-

(1)	The ‘Present Value of Accumulated Benefit’ is based on service and earnings (base salary and bonus) considered by the plan through the lock-in date (May 31, 2011). The “Present Value of Accumulated Benefit” is based on the same assumptions as those used for the valuation of the plan liabilities in H.B. Fuller Company’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012, except in accordance with SEC guidance. The assumptions made in the calculations of these amounts may be found in Note 11 of the audited financial statements in our Annual Report on Form 10-K.

The H. B. Fuller Company Legacy Pension Plan is a funded and tax-qualified plan that provides pension benefits to 705 active employees as of December 1, 2011. Entry into the plan was frozen as of December 31, 2006 to new participants. Ms. Parriott is not currently eligible for early retirement benefits.

Employees hired or rehired after December 31, 2006 are eligible for the “3% non-elective” retirement credit under the H.B. Fuller Company 401(k) & Retirement Plan discussed below.

All regular, full-time and part-time U.S. employees who were hired before January 1, 2007 are eligible to participate in the H.B. Fuller Legacy Pension Plan after six full months of employment. Normal Retirement Age is defined as age 65; however employees are generally eligible to retire with unreduced benefits at age 62 or later if they have completed 10 years of service, and are eligible to retire with reduced benefits from ages 55 to 61 if they have completed 5 years of service.

The amount of pension benefits received at retirement is based on a formula that includes final average compensation and years of service earned through May 31, 2011. Final average compensation is the average amount of eligible earnings for the five highest paid calendar years of the last 10 years of credited service. Eligible earnings are defined as base salary and short-term incentive cash bonuses below the IRS-prescribed limit applicable to tax-qualified plans ($250,000 for calendar year 2012). The benefit will equal the sum of 1.0% of final average compensation for each year of credited service plus .45% of final average compensation in excess of the Social Security covered compensation level for each year of credited service earned through May 31, 2011 up to a maximum of 30 years. The plan was changed effective June 1, 2011 to lock-in the retirement benefit based on final average compensation and years of service earned through May 31, 2011. After June 1, 2011, the locked-in benefit as of May 31, 2011 will increase by 3% per year for each additional year of employment the participant has after June 1, 2011. As a result of this change employees (including Ms. Parriott) who were participants in the H.B. Fuller Legacy Pension Plan on May 31, 2011, will also begin to earn the “3% non-elective” retirement credit under the H.B. Fuller Company 401(k) and Retirement Plan.

The pension benefit an employee earns over his or her career with H.B. Fuller is payable starting after retirement on a monthly basis for life. Employees vest in the plan after completing five years of qualifying service.

Benefits under this plan are subject to the limitations imposed under Section 415 of the Internal Revenue Code. The section 415 limit for calendar year 2012 is $200,000 per year for a single life annuity payable at an IRS-prescribed retirement age.

For Mr. Kenny, who is based in England, our stakeholder pension plan is a defined contribution plan. Eligibility for the stakeholder pension plan is immediate upon hire. The contribution consists of a 4% non-elective credit and a matching credit on a 1 to 1 basis for the first 4% of employee contributions. Benefit payout is based on the employee decision. The employee may choose between an annuity of the retirement saving or a partial lump sum and annuity pay-out at retirement at age of 55 or later. Employees who leave the company before retirement age can choose to leave their account where it is or to transfer the value of their account to another personal or stakeholder plan.

No pension benefits were paid to any named executive officers in the last fiscal year.

Nonqualified Deferred Compensation—Fiscal Year 2012

The following table summarizes information with respect to the participation of the named executive officers in our nonqualified deferred compensation plans. Mr. Kenny is not eligible to participate in our nonqualified deferred compensation plans.

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
James J. Owens	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	175,230	8,583	-0-	454,438
James R. Giertz	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	90,446	8,459	-0-	363,586
Patrick J. Trippel	Key Employee Deferred Compensation Plan	-0-	-0-	-0-	-0-	-0-
	Defined Contribution Restoration Plan	-0-	53,057	-0-	-0-	53,057
Ann B. Parriott	Key Employee Deferred Compensation Plan	-0-	-0-	5,400	-0-	16,546
	Defined Contribution Restoration Plan	-0-	57,448	7,413	-0-	297,295

(1)	None of the named executive officers made contributions to the Key Employee Deferred Compensation Plan or the Defined Contribution Restoration Plan during fiscal year 2012.

(2)	The Company did not make any contributions to the Key Employee Deferred Compensation Plan relating to the named executive officers during fiscal year 2012. The Company contributions under the Defined Contribution Restoration Plan are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	The portion of these earnings that are considered above market earnings are disclosed in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)	Of the totals in this column, the table below sets forth amounts that were previously reported as compensation to the relevant named executive officers in our Summary Compensation Table for previous years for the Key Employee Deferred Compensation Plan and for the Defined Contribution Restoration Plan.

Name	Plan Name	Amount previously reported as compensation to the named executive officer in our Summary Compensation Table for previous years ($)
James J. Owens	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
409,484

James R. Giertz	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
309,115

Patrick J. Trippel	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	-0-
53,057

Ann B. Parriott	Key Employee Deferred Compensation Plan Defined Contribution Restoration Plan	12,803 216,191

Key Employee Deferred Compensation Plan. The Key Employee Deferred Compensation Plan is a nonqualified deferred compensation plan that allows deferral of salary or short-term incentive awards on a pre-tax basis. Executive officers may defer up to 80% of their base salary or up to 100% of their short-term incentive award. The plan is unfunded and does not protect the executive from insolvency of the Company.

Amounts deferred under the Key Employee Deferred Compensation Plan are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more hypothetical investment options selected by the executive. Executive officers are allowed to change their investment elections at any time. The one year rates of return for such investments for fiscal 2012 are as follows: PIMCO VIT Total Return AC, 10.71%; PIMCO VIT Real Return AC, 9.46%; Fidelity VIP Equity-Income SC, 17.87%; T. Rowe Price Equity Income II, 16.50%; Dreyfus Stock Index IS, 15.41%; Fidelity VIP Contrafund SC, 15.20%; Oppenheimer Capital Appreciation VA Non-SS, 11.88%; Janus AS Forty SS, 21.86%; Goldman VIT MidCap Value, 14.27%; Fidelity VIP MidCap SC, 8.74%; T. Rowe Price MidCap Growth II, 10.17%; Royce Micro-Cap IC, 0.85%; Lincoln VIPT Baron Growth Opportunities SC, 15.51%; UIF US Real Estate Class I, 15.79%, Oppenheimer Global Securities VA Non-SS, 14.98%; Dreyfus VIF International Value Portfolio IS, 3.49%; Janus AS Overseas Portfolio SS, -2.34%; and H.B. Fuller Company stock, 52.10%. Participants who invest in the Company stock fund are eligible to receive a 10% match in Company stock. The value of the matching contributions received, if any, is disclosed in the Summary Compensation Table in this Proxy Statement. During fiscal year 2012, no named executive officers made contributions to this plan. In addition, the Compensation Committee may make discretionary contributions to a participant’s Company stock account under this plan. For fiscal year 2012, no discretionary contributions were made to any of the named executive officers listed in the Summary Compensation Table. Balances in the plan reflect amounts that have accumulated over time.

Executive officers are always 100% vested in their Key Employee Deferred Compensation Plan account and are entitled to receive a distribution from their account under the following circumstances: separation from service, death, disability, age 65, date elected or unforeseeable emergency that results in severe financial hardship that is consistent with the meaning of that term under section 409A of the Internal Revenue Code. Distributions are made in either a lump sum or, if previously elected by the executive officer, up to 11 annual installments. Distributions from the Company stock account will be in the form of stock and all other amounts will be distributed in cash.

Defined Contribution Restoration Plan (“DC Restoration Plan”). The DC Restoration Plan is a non-qualified unfunded retirement plan that is intended to provide for retirement benefits above amounts available under H.B. Fuller’s tax-qualified retirement plans. Participants in this plan receive annual credits in a bookkeeping account that is hypothetical in nature. Following are the three component accounts in the plan:

•

4% restoration plan match credit on H.B. Fuller Company 401(k) & Retirement Plan employer match to restore the company matching contribution that is restricted by IRS contribution limits, providing for a benefit of 4% of eligible compensation minus matching contributions under the H.B. Fuller Company 401(k) & Retirement Plan.

•

3% “restoration non-elective” credit provides a contribution of 3% of eligible pay in excess of the IRS annual limit originally for participants who were hired after December 31, 2006. As of June 1, 2011 all eligible U.S. employees and expatriates are eligible for this credit.

•	7% supplemental executive retirement plan credit on all eligible earnings. Mr. Kenny does not participate in this plan. This plan applies only to U.S. named executive officers (including expatriates).

Contributions made on behalf of named executive officers under the DC Restoration Plan are disclosed in the “Summary Compensation Table” in this Proxy Statement.

Potential Payments Upon Termination or Change-in-Control

In General.

The Company has certain arrangements, policies and practices covering the named executive officers in this Proxy Statement that require it to provide compensation in the event of certain types of terminations, including certain terminations due to a change-in-control of the Company.

The information set forth below describes amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries in each of the following situations: voluntary termination, involuntary for cause termination, involuntary not for cause termination or good reason termination, involuntary (not for cause) or good reason termination after a change-in control, death, disability, early retirement and retirement. The estimated amounts payable are calculated as if the termination occurred on the last business day of the fiscal year, November 30, 2012, using the closing stock price from the last business day of the fiscal year.

We have not included payments or benefits that are fully disclosed in the Nonqualified Deferred Compensation Table of this Proxy Statement, unless such payment is enhanced or its vesting or other provisions are accelerated. We have also not included information or payments related to contracts, agreements, plans or arrangements to the extent that they do not discriminate in scope, term or operation in favor of the named executive officers and that are available generally to all salaried employees. We call these benefits “general benefits” and they include:

•	Accrued Vacation Pay

•	H.B. Fuller Company 401(k) & Retirement Plan (or similar applicable plan)

•	Health and Welfare Benefits

•	Life Insurance Proceeds

Voluntary Termination and Involuntary For Cause Termination

In the event of a voluntary termination or an involuntary for cause termination as of the last business day of the fiscal year, the Company is not obligated to provide any enhanced benefits or accelerate vesting of any existing benefits of a named executive officer. Should Mr. Kenny terminate his employment with the Company, he is required to give six month’s notice of such termination.

Involuntary Not For Cause Termination or Good Reason Termination

In the event of an involuntary not for cause termination or a good reason termination as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

We have a severance arrangement with each of the named executive officers. If the named executive officer’s employment with the Company is involuntarily terminated at the initiative of the Company for any reason other than cause or disability or at the initiative of the executive for good reason and such termination does not occur during the protected period of a change-in-control, then the executive officer is entitled to receive certain severance benefits. Good reason means a material reduction of the executive officer’s base salary, material diminution in the executive officer’s authority and duties, or a required change of the executive officer’s principal work location of 50 miles or more. Protected period means the 24-month period immediately following each and every change-in-control. In order to receive severance, the executive officer must sign a release of claims in favor of the Company and be in compliance with the terms of the executive severance agreement, including that the executive officer must agree not to compete with the Company or solicit customers or employees of the Company for two years after termination of employment. The severance benefit consists of the following:

•

A severance payment equal to one times (two times for the CEO) base salary plus target bonus, payable over the 12 months (24 months for the CEO) following termination. Any amount over the lesser of $460,000 or $490,000 (whichever is applicable per the individual’s agreement) or two times the executive’s annualized compensation based upon the annual rate of pay for services to the Company for the calendar year prior to the calendar year in which the date of termination occurs shall be paid out in a lump sum at the earliest of the executive’s death or six months after the date of termination.

•	The executive is entitled to medical and dental insurance over 12 months (18 months for the CEO).

•	Outplacement services with a value up to $20,000.

For Mr. Kenny, any benefits he receives pursuant to local law are offset against the severance benefits set forth above.

Involuntary (Not for Cause) Termination or Good Reason Termination after a Change-in-Control

We have entered into a change-in-control agreement with each of the named executive officers. The initial three-year term of these agreements automatically extends for an additional year on each subsequent anniversary of the agreement, unless our Board of Directors gives notice of non-renewal prior to an anniversary date. A protected period of 24 months follows each and every change-in-control of H.B. Fuller under the terms of these agreements. If during this protected period, the executive officer separates from service for any reason other than cause or disability, or the executive officer terminates his or her employment for good reason (including demotion, pay cut or certain relocations), the executive officer is entitled to receive a lump sum payment from us. The payment consists of the following:

•

The executive will receive a target short-term incentive plan payment prorated to the date of the termination without application of any denial provisions based on unsatisfactory personal performance or any other reason.

•

A severance payment equal to three times the sum of: (a) the executive’s highest base salary, on an annualized basis, established by us during the period commencing three months prior to the occurrence of the change-in-control and ending on the date of the executive’s termination of employment; plus (b) the executive’s target annual incentive in effect immediately prior to the change-in-control.

•	A payment for outplacement services of up to $25,000.

•	In addition, the executive is entitled to medical and dental benefits for a three-year period following the termination of employment.

In the event severance payments are made to the named executive officers due to a change-in-control and in the event that they are subject to an excise tax imposed by Section 280G of the Internal Revenue Code and do not exceed 330% of the executive’s base amount, we will adjust the payments and benefits. Under these circumstances, the payments and benefits will be adjusted so that the amount of the payments equals 299% of the base amount, which is the maximum amount that can be paid without imposition of an excise tax. In the event that the payments and benefits are subject to an excise tax and exceed 330% of the executive’s base amount, we have agreed to reimburse the executive for the amount of the excise tax and for any taxes imposed upon the reimbursement. This is typically called a “gross-up”. The effects of the Internal Revenue Code are unpredictable and executive officers may have very different and unexpected effects based on their own particular compensation history. Therefore, these payments are intended to place an executive officer in the same position that they would have been in had they received the payments for reasons other than a change-in-control. The payments are not meant to pay regular income tax payments for an executive officer.

We have other compensatory arrangements with our named executive officers that will be affected by a change-in-control. The DC Restoration Plan provides that if within two years after a change-in-control, we terminate a participant’s employment without cause or the participant terminates his or her employment for good reason (as defined in this plan), then zero to three years (depending on the participant’s position and pay grade) shall be added to both the participant’s age and years of credited service for purposes of determining benefits under the plan.

In addition, in the event of a change-in-control, all shares of restricted stock, all restricted stock units and any unvested stock options outstanding under our stock incentive plans immediately vest in full.

Payments upon Death or Disability

In the event of a death or disability as of the last business day of the fiscal year, a named executive officer’s compensation would be affected as follows:

•	Stock options, restricted stock and restricted stock units would vest at death and at disability.

•	Benefits under the Defined Contribution Restoration Plan would vest at death or disability.

In the event of Mr. Kenny’s death as of the last business day of the fiscal year, his beneficiaries would be eligible to receive four times his annual base salary. In the event of a disability during which Mr. Kenny would not be able to work at all, as of the last business day of the fiscal year, Mr. Kenny would be eligible to receive 75% of his base salary after a 13 week waiting period up to a maximum payment of British Pound Sterling 187,500 per year ($300,240) on December 1, 2012. During the 13 week waiting period, the Company pays his normal base salary, allowances and fringe benefits.

Early and Normal Retirement

As of the last business day of the fiscal year, no named executive officer was eligible for early or normal retirement.

Executive Benefit and Payments Upon Termination—Fiscal Year 2012

The following table shows potential estimated payments to the named executive officers in this Proxy Statement upon (1) involuntary (not for cause) or good reason termination, (2) involuntary (not for cause) or good reason termination after a change-in-control, and (3) death or disability. The table assumes that the termination was effective on the last business day of the fiscal year and contains estimates of amounts that would be paid to the named executive officers upon termination in addition to the base salary and short-term incentive earned by the executives during the fiscal year and any applicable pension amounts payable to the executive officers discussed under the section titled Pension Benefits in this Proxy Statement. Actual amounts payable to any named executive officer would only be determined after an actual event of termination.

Name	Type of Payment	Involuntary Not For Cause or Good Reason ($)	Payments upon Involuntary (Not for Cause) or Good Reason Termination after a Change-in- Control ($)	Death or Disability ($)
James. J. Owens
Short-Term Incentive Plan		-0-	750,000	-0-
Stock Options		-0-	1,131,765	1,131,765
Restricted Stock		-0-	1,801,031	1,801,031
Health and Welfare Benefits		21,096	42,192	-0-
Cash Severance		1,500,000	4,500,000	-0-
Outplacement Services		20,000	25,000	-0-
DC Restoration Plan		-0-	-0-	-0-
Excise Tax Gross-Up		-0-	2,074,615	-0-
Total		1,541,096	10,324,603	2,932,796
James R. Giertz
Short-Term Incentive Plan		-0-	277,200	-0-
Stock Options		-0-	686,727	686,727
Restricted Stock		-0-	804,274	804,274
Health and Welfare Benefits		14,064	42,192	-0-
Cash Severance		772,200	2,316,600	-0-
Outplacement Services		20,000	25,000	-0-
DC Restoration Plan		-0-	-0-	-0-
Excise Tax Gross-Up		-0-	995,242	-0-
Total		806,264	5,147,235	1,491,001
Patrick J. Trippel
Short-Term Incentive Plan		-0-	230,720	-0-
Stock Options		-0-	388,953	388,953
Restricted Stock		-0-	678,787	678,787
Health and Welfare Benefits		14,064	42,192	-0-
Cash Severance		642,720	1,928,160	-0-
Outplacement Services		20,000	25,000	-0-
DC Restoration Plan		-0-	53,057	53,057
Excise Tax Gross-Up		-0-	982,285	-0-
Total		676,784	4,329,154	1,120,797
Steven Kenny
Short-Term Incentive Plan		-0-	200,160	-0-
Stock Options		-0-	769,092	769,092
Restricted Stock		-0-	755,646	755,646
Health and Welfare Benefits		1,698	5,094	-0-
Cash Severance		600,480	1,801,440	-0-
Outplacement Services		20,000	25,000	-0-
DC Restoration Plan		-0-	-0-	-0-
Excise Tax Gross-Up		-0-	-0-	-0-
Total		622,178	3,556,432	1,524,738
Ann B. Parriott
Short-Term Incentive Plan		-0-	172,530	-0-
Stock Options		-0-	411,848	411,848
Restricted Stock		-0-	1,300,212	1,300,212
Health and Welfare Benefits		14,064	42,192	-0-
Cash Severance		531,968	1,595,905	-0-
Outplacement Services		20,000	25,000	-0-
DC Restoration Plan		-0-	-0-	-0-
Excise Tax Gross-Up		-0-	-0-	-0-
Total		566,032	3,547,687	1,712,060

PROPOSAL 2—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis”, the tabular disclosure regarding such compensation and the accompanying narrative disclosure contained in this Proxy Statement.

The Company is asking shareholders to indicate their support for the compensation of our named executive officers described in this Proxy Statement. The Company has designed its executive compensation program to attract, motivate, reward and retain the executive talent required to achieve our corporate growth objectives and increase shareholder value. We believe that our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. See “Executive Compensation–Compensation Discussion and Analysis.”

In deciding how to vote on this proposal, the Board urges you to consider the following factors, many of which are more fully discussed in the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement:

•	The Compensation Committee has designed our executive compensation program to be competitive with the compensation offered by those peers with whom we compete for management talent.

•

The Compensation Committee believes the Company’s executive compensation programs have been effective at incenting the achievement of short-term financial performance metrics and long-term decision making that is in the best interests of our shareholders. During fiscal year 2012, the Company achieved the following financial results:

➢	Organic revenue grew by 6.2 percent year over year (when adjusted for an extra week in fiscal 2011), marking the third straight year of organic growth in the 6 to 10 percent range.

➢	Operating income increased 42 percent year-over-year.

➢	Adjusted diluted EPS from continuing operations grew 28% year-over-year; and

➢	Earnings before taxes, depreciation and amortization (EBITDA) improved to $220 million and EBITDA margins improved to 11.7 percent.

•	The Compensation Committee made several changes to our executive compensation programs:

➢	Changes to our short-term incentive plan for fiscal year 2012 included:

✓	The threshold level for the organic revenue metric was increased from 85% of target to 90% of target to provide a more challenging level of performance; and

✓	The superior level of performance for the organic revenue metric was increased from 110% to 115% of target;

➢	Implemented a policy regarding “clawbacks” of executive and key manager incentive compensation (see “Executive Compensation ’Best Practices’” section of this Proxy Statement).

•	Other Company best practices include:

➢	a prohibition on hedging, pledging and certain other transactions in the Company stock (see “Actions for Fiscal 2013” section in this Proxy Statement) (adopted early fiscal 2013);

➢	an emphasis on long-term equity awards to align the executives’ interests with long-term goals and shareholder interests, with the Chief Executive Officer’s long-term equity grant including a performance-based vesting restriction;

➢	a prohibition on repricing of stock options; and

➢ stock ownership goals for our directors and executive officers.

Accordingly, the Company is asking shareholders to vote FOR the following resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the H.B. Fuller Company named executive officers, as disclosed in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement.”

This advisory vote on executive compensation is not binding on the Company’s Board of Directors. However, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements. The Company currently conducts annual advisory votes on executive compensation, and the Company expects to conduct the next advisory vote at our 2014 annual meeting of shareholders.

The Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section and the related tabular and narrative disclosure set forth in this Proxy Statement.

The above discussion contains non-GAAP financial measures. See “Non-GAAP Financial Measures” in Annex A to this Proxy Statement for a reconciliation of these non-GAAP financial measures to GAAP results.

AUDIT COMMITTEE REPORT

Pursuant to its charter, the Audit Committee of the Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In the exercise of that authority, we, the members of the Audit Committee, determined to engage KPMG LLP to serve as H.B. Fuller’s independent registered public accounting firm for the year ending November 30, 2013.

Management is responsible for the financial reporting process, accounting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable law and regulation. Management represented to us that H.B. Fuller’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

KPMG LLP, as H.B. Fuller’s independent registered public accounting firm for fiscal year 2012, was responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report.

We have reviewed and discussed the audited consolidated financial statements with management and KPMG LLP. We have also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended (AICPA, Professional Standards, Vol 1. AU Section 380), and they have discussed with us their independence and provided to us the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Based upon our review and discussions referred to above, we recommended to the Board of Directors that the audited consolidated financial statements be included in H.B. Fuller’s Annual Report on Form 10-K for the fiscal year ended December 1, 2012 filed with the SEC.

Audit Committee of the Board of Directors of H.B. Fuller Company*

J. Michael Losh (Chair)	Thomas W. Handley	Dante C. Parrini	Alfredo L. Rovira

*	Juliana L. Chugg served on the Board of Directors during fiscal year 2012 and in fiscal year 2013 until her resignation from the Board of Directors on January 24, 2013.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional services provided by KPMG LLP for the audit, audit-related, tax and all other services rendered to us and our affiliates for the 2012 and 2011 fiscal years.

	2012	2011
Audit Fees	$3,292,000	$2,320,000
Audit-Related Fees	$1,425,000	$92,000
Tax Fees	$853,000	$196,000
All Other Fees	$0	$0

Audit Fees: Includes fees and expenses billed and to be billed for (i) the audit of the consolidated financial statements included in our annual report on Form 10-K (ii) the audit of the effectiveness of our internal control over financial reporting, (iii) reviews of the interim consolidated financial information included in our quarterly reports on Form 10-Q, (iv) statutory audits of certain international subsidiaries, (v) consultations concerning financial accounting and reporting and (vi) reviews of documents filed with the SEC and consents.

Audit-Related Fees:     Includes fees and expenses for due diligence services pertaining to potential business acquisitions, audit procedures related to opening balance sheet financial data, miscellaneous other audit work related to acquisitions and dispositions and costs for assistance in evaluating the completeness, accuracy and consistency of the Company’s XBRL-tagged data in the financial statements.

Tax Fees:     Includes fees and expenses for U.S. federal, state and international tax planning and tax compliance services.

The Audit Committee has in place procedures to pre-approve all audit, audit-related, tax and other permissible services provided to us by our independent registered public accounting firm. We have a policy of avoiding the engagement of our independent registered public accounting firm except for audit, audit-related and tax planning and compliance services. The Audit Committee has delegated to one or more of its members pre-approval authority with respect to permitted services, and receives a regular report from management on all such services provided to us by our independent registered public accounting firm. All of the services provided by our independent registered public accounting firm in fiscal 2012 and 2011 were pre-approved by the Audit Committee under its pre-approval procedures.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, as our independent registered public accounting firm for the fiscal year ending November 30, 2013. KPMG LLP has acted as our independent registered public accounting firm since our 2004 fiscal year. While we are not required to do so, H.B. Fuller is submitting the appointment of KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2013 for ratification in order to ascertain the views of our shareholders on this appointment. If the shareholders do not ratify the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee intends to reconsider that appointment. However, because of the difficulty and expense of making any change so long after the beginning of the current fiscal year, it is likely that the appointment would stand for fiscal year 2013 unless there were compelling reasons for making an immediate change.

Representatives of KPMG LLP will be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

The Board of Directors recommends a vote FOR

ratification of the appointment of KPMG LLP.

PROPOSAL 4—APPROVAL OF THE H.B. FULLER COMPANY

2013 MASTER INCENTIVE PLAN

On January 24, 2013, our Board of Directors adopted, upon recommendation of the Compensation Committee and subject to shareholder approval, the H.B. Fuller Company 2013 Master Incentive Plan (the “2013 Master Incentive Plan”). The purpose of the 2013 Master Incentive Plan is to promote the interests of the Company and our shareholders by aiding us in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, and to provide incentives for such persons to put forth maximum efforts for the success of our business. The 2013 Master Incentive Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and thereby align the interests of such persons with our shareholders.

The 2013 Master Incentive Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents, stock awards and other stock-based awards to employees, officers, consultants and independent contractors. The total number of shares of common stock that may be issued under all stock-based awards under the 2013 Master Incentive Plan will be 3,500,000. Of these authorized shares, an aggregate of 1,200,000 shares may be issued in the form of awards other than stock options or stock appreciation rights (e.g., restricted stock and restricted stock units) (“Full Value Awards”).

We currently make equity incentive awards to employees, officers, consultants and independent contractors under the Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan (the “Existing Year 2000 Incentive Plan”). As of January 25, 2013, approximately 1,873,285 shares remained available for future equity awards under the Existing Year 2000 Incentive Plan. However, only approximately 91,372 shares were available for issuance pursuant to Full Value Awards. The Company is proposing the 2013 Master Incentive Plan so that the Company will be able to continue to grant Full Value Awards and also increase the number of shares available for other types of equity incentive awards.

In addition to the Existing Year 2000 Incentive Plan, we also have an Amended and Restated H.B. Fuller Company Annual and Long-Term Incentive Plan (the “ALTIP”). Under the ALTIP, the Company issues performance awards (payable in cash and shares of common stock) specifically intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The ALTIP is operated in conjunction with the Existing Year 2000 Incentive Plan, and any shares of common stock awarded under the ALTIP are issued pursuant to the Existing Year 2000 Incentive Plan. The ALTIP was approved by our shareholders in 2008.

When our Board determined that the Company should adopt the 2013 Master Incentive Plan, our Compensation Committee decided that a single plan should be used to grant stock awards of the type previously issued under the Existing Year 2000 Incentive Plan, and short-term and long-term incentive awards previously issued under the ALTIP. The Company believes it will be more efficient to administer a single plan. In addition, because the performance goals for incentive awards of the type previously issued under the ALTIP must be approved by our shareholders every five years in order to meet the requirements of Section 162(m), we would not be able to grant these awards under the ALTIP after April, 2013 without obtaining shareholder approval. Accordingly, permitting such awards to be granted under the 2013 Master Incentive Plan will allow us to seek shareholder approval once (for the 2013 Master Incentive Plan), rather than twice (for the 2013 Master Incentive Plan and for future incentive awards under the ALTIP).

If the 2013 Master Incentive Plan is approved by our shareholders, no additional awards will be granted under the Existing Year 2000 Incentive Plan, and no incentive awards will be granted under the ALTIP, after the date of shareholder approval. Because 3,500,000 shares will be authorized for issuance under the 2013 Master Incentive Plan and 1,873,285 shares remain available for issuance under the Existing Year 2000 Incentive Plan, the adoption of the 2013 Master Incentive Plan will represent only a net increase of approximately 1,626,715 shares authorized and available for issuance pursuant to equity incentive awards.

Our Board believes that the continuation of its stock-based compensation program is essential in attracting, retaining and motivating highly qualified employees and officers to enhance our success. As discussed above in the “Compensation Discussion and Analysis” under the caption “Fiscal 2012 Long-Term Incentive Compensation,” awards of restricted stock and restricted stock units are an essential part of this program (in fiscal 2012, the Company’s long-term incentive program provided for incentive awards with a mix of 50% non-qualified stock options and 50% restricted stock and restricted stock units based on grant date value). Unless the 2013 Master Incentive Plan is adopted, the Company will need to severely curtail grants of restricted stock and restricted stock units. The Board of Directors believes this result will have a significantly negative impact on the Company’s stock-based compensation program. Accordingly, the Board of Directors recommends adoption of the 2013 Master Incentive Plan in order to allow the Company to have the flexibility to continue to grant restricted stock and restricted stock units at appropriate levels.

The following is a summary of the material terms of the 2013 Master Incentive Plan and is qualified in its entirety by reference to the 2013 Master Incentive Plan. A copy of the 2013 Master Incentive Plan is attached as Annex B to this proxy statement.

Administration

The Compensation Committee (for purposes of this summary, the “Committee”) will administer the 2013 Master Incentive Plan and will have full power and authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2013 Master Incentive Plan. In addition, the Committee can specify whether, and under what circumstances, awards to be received under the 2013 Master Incentive Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Committee. Also, the Committee can specify the manner in which the Awards are paid out under the 2013 Master Incentive Plan. Subject to the provisions of the 2013 Master Incentive Plan, the Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Committee has authority to interpret the 2013 Master Incentive Plan and establish rules and regulations for the administration of the 2013 Master Incentive Plan.

The Committee may delegate to one or more officers or directors of the Company the authority to grant awards under the 2013 Master Incentive Plan, except that the Committee may not delegate such authority with regard to grants to executive officers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or in a way that would violate Section 162(m) of the Code.

The Board of Directors may also exercise the powers of the Committee at any time, so long as its actions would not violate Section 162(m) of the Code.

Shares Available for Awards

The aggregate number of shares of our common stock that may be issued under all stock-based awards made under the 2013 Master Incentive Plan will be 3,500,000. Of that number, a maximum of 1,200,000 shares are available for “Full Value Awards,” or awards other than options or SARs the value of which is based solely on an increase in the value of the shares underlying such option of SAR after the date of grant. In addition, no person may be granted awards under the 2013 Master Incentive Plan that are denominated in shares of our common stock for more than 500,000 shares in the aggregate in any calendar year, and the Committee will not grant incentive stock options in which the aggregate fair market value of the shares with respect to which such options are exercisable for the first time by any participant during any calendar year, exceeds $100,000.

The Committee will adjust the number of shares and share limits described above in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2013 Master Incentive Plan.

Eligible Participants

Any employee, officer, consultant, independent contractor or other advisor (other than a non-employee Director) providing services to us or any of our affiliates is eligible to receive an award under the 2013 Master Incentive Plan. Subject to the 2013 Master Incentive Plan, the Committee will have full authority to designate which eligible persons will be granted an award. As of February 13, 2013 the record date for our 2013 annual meeting of shareholders, approximately 3,732 employees, officers, consultants, independent contractors and other advisors were eligible as a class to be selected by the Committee to receive awards under the 2013 Master Incentive Plan.

Types of Awards and Terms and Conditions

The 2013 Master Incentive Plan permits the granting of:

•	stock options (including both incentive and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	performance awards of cash, stock or property;

•	dividend equivalents;

•	stock awards; and

•	other stock-based awards.

Awards may be granted alone, in addition to, in combination with or in substitution for, any other award granted under the 2013 Master Incentive Plan or any other compensation plan. Awards can be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or as required by applicable law. Awards may provide that upon the grant or exercise thereof, the holder will receive cash, shares of our common stock, other securities, other awards or other property, or any combination of these in a single payment, installments or on a deferred basis.

The exercise price per share under any stock option may not be less than the fair market value of our common stock on the date of grant of such option, except under limited circumstances as necessary or appropriate to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or if such option is granted in substitution for an option previously granted by an entity that is acquired by or merged with us or one of our affiliates. The grant price of any SAR may not be less than the fair market value of our common stock on the date of grant of such SAR, except under limited circumstances as necessary or appropriate to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or if such SAR is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with us or one of our affiliates. Determinations of fair market value under the 2013 Master Incentive Plan will be made in accordance with methods and procedures established by the Committee. The terms of awards shall not exceed 10 years from the date of grant. Awards will be adjusted by the Committee in the case of a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the 2013 Master Incentive Plan. Notwithstanding the foregoing, in the case of a grant of an incentive stock option to a participant who, at the time of grant, possesses more than 10% of the combined voting power of all classes of stock of us and our affiliates, the exercise price per share may not be less than 110% of the fair market value of our common stock on the date of grant, and each such incentive stock option will expire five years from the date of grant.

Stock Options. The holder of an option will be entitled to purchase a number of shares of our common stock at a specified exercise price during a specified time period, all as determined by the Committee. The option exercise price may be payable, at the discretion of the Committee, in cash, shares of our common stock, promissory notes (only if acceptance of such notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other awards or other property having a fair market value on the exercise date equal to the exercise price. The Committee may also permit an option to be exercised by delivering to the participant a number of shares of our common stock having an aggregate fair market value equal to the excess, if positive, of the fair market value of the shares underlying the option being exercised, on the date of exercise, over the exercise price of the option for such shares (being referred to as a “net exercise”). Stock options vest and become exercisable in accordance with a vesting schedule established by the Committee.

Stock Appreciation Rights. The holder of a SAR is entitled to receive the excess of the fair market value (calculated as of the exercise date or, at the Committee’s discretion, as of any time during a specified period before or after the exercise date) of a specified number of shares of our common stock over the grant price of the SAR. SARs vest and become exercisable in accordance with a vesting schedule established by the Committee.

Restricted Stock and Restricted Stock Units. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Committee.

Performance Awards. In addition to options and SARs, the Committee may grant awards under the 2013 Master Incentive Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. A performance award may be denominated or payable in cash, shares of our common stock (including restricted stock and restricted stock units), other securities, other awards or other property and confers on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more performance goals during performance periods as established by the Committee. The Committee must determine the length of the performance period, establish the performance goals for the performance period, designate all participants for the performance period and determine the amounts of the performance awards for each participant no later than 90 days after the beginning of each performance period according to the requirements of Section 162(m) of the Code.

Performance goals must be based solely on one or more of the following business criteria, individually or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);

•	sales or revenue;

•	costs or expenses;

•	net profit after tax;

•	gross profit;

•	operating income;

•	earnings (whether before or after taxes);

•	earnings before interest and taxes (EBIT);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

•	return on actual or pro forma equity;

•	return on actual or pro forma net assets;

•	return on actual or pro forma capital;

•	return on actual or pro forma net capital employed;

•	earnings per share (EPS) (basic or diluted);

•	earnings per share from continuing operations;

•	pre-tax income;

•	operating income margin;

•	net income attributable to the Company;

•	total shareholder return (TSR);

•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);

•	return on invested capital;

•	stock price;

•	return on sales;

•	net working capital;

•	return on gross investment (ROGI);

•	total business return (TBR);

•	value creation;

•	net trade revenue;

•	return on investment.

Under the 2013 Master Incentive Plan, the Committee is required to certify that the applicable performance goals have been met prior to payment of any performance awards to participants. The maximum amount that may be paid with respect to performance awards denominated in cash to any participant in the aggregate in any calendar year is $5,000,000 in value, whether payable in cash, shares of our common stock or other property.

Dividend Equivalents. The holder of a dividend equivalent will be entitled to receive payments (in cash, shares of our common stock, other securities, other awards or other property) equivalent to the amount of cash dividends paid by us to the holders of our common stock, with respect to the number of shares determined by the Committee. Dividend equivalents will be subject to other terms and conditions determined by the Committee, but the Committee may not grant dividend equivalents to a participant in connection with grants of options or SARs to that participant.

Stock Awards. The Committee may grant unrestricted shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2013 Master Incentive Plan.

Other Stock-Based Awards. The Committee is also authorized to grant other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock, subject to terms and conditions determined by the Committee and the limitations in the 2013 Master Incentive Plan.

Accounting for Awards

If an award entitles the holder to receive or purchase shares of our common stock, the shares covered by such award or to which the award relates will be counted against the aggregate number of shares available for awards under the 2013 Master Incentive Plan. For purposes of determining the number of shares of our common stock covered on the date of grant by SARs that are to be settled in shares, the aggregate number of shares with respect to which the SAR is to be exercised will be counted against the number of shares available for awards under the 2013 Master Incentive Plan (without regard to the number of actual shares issued upon settlement). Awards that do not entitle the holder to receive or purchase shares will not be counted against the aggregate number of shares available for awards under the 2013 Master Incentive Plan.

If shares covered by an award are not purchased or are forfeited or are reacquired by us (including shares of restricted stock, whether or not dividends have been paid on such shares) or if an award otherwise terminates or is cancelled without delivery of any shares, then the number of shares counted against the aggregate number of shares available under the 2013 Master Incentive Plan with respect to such award, to the extent of any such forfeiture, reacquisition by us, termination or cancellation, will again be available for future awards under the 2013 Master Incentive Plan. Shares withheld as payment of the purchase or exercise price of an award or in satisfaction of tax obligations relating to an award, and shares repurchased by us using option exercise proceeds, will not be available again for granting awards under the 2013 Master Incentive Plan.

Amendment and Termination; Corrections

The 2013 Master Incentive Plan will terminate on January 24, 2023, unless earlier terminated by the Board. No awards may be made after that date, provided that no performance award may be granted under the 2013 Master Incentive Plan after the fifth year following the year in which our shareholders approved the related performance goals unless and until the performance goals are re-approved by our shareholders. Unless otherwise expressly provided in an applicable award agreement, any award granted under the 2013 Master Incentive Plan prior to expiration may extend beyond the expiration of the 2013 Master Incentive Plan through the award’s normal expiration date.

The Board may amend, alter, suspend, discontinue or terminate the 2013 Master Incentive Plan at any time, although shareholder approval must be obtained for any amendment to the 2013 Master Incentive Plan that would (1) increase the number of shares of our common stock available under the 2013 Master Incentive Plan, (2) increase the award limits under the 2013 Master Incentive Plan, (3) permit awards of options or SARs at a price less than fair market value (other than as permitted under the 2013 Master Incentive Plan), (4) permit repricing of options or SARs, or (5) cause us to be unable to grant incentive stock options under the 2013 Master Incentive Plan or cause Section 162(m) of the Code to become unavailable with respect to the 2013 Master Incentive Plan. Shareholder approval is also required for any action that requires shareholder approval under the rules and regulations of the SEC, the NYSE or any other securities exchange that are applicable to us.

Prohibition on Repricing Awards

Without the approval of our shareholders, the Committee will not reprice, adjust or amend the exercise price of any option or the grant price of any SAR previously awarded, whether through amendment, cancellation and replacement grant or any other means, except in connection with a dividend or other distribution, stock split, reverse stock split, merger or other similar corporate transaction or event that affects shares of our common stock, in order to prevent dilution or enlargement of the benefits, or potential benefits intended to be provided under the 2013 Master Incentive Plan.

Clawback or Recoupment

All awards under the 2013 Master Incentive Plan are subject to forfeiture or other penalties pursuant to our Executive and Key Manager Compensation Clawback Policy, as amended from time to time. Any such forfeiture and/or penalty conditions will be as determined by the Committee.

Certain Corporate Events

In the event of certain corporate transactions or events involving us, including any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of our common stock or other securities, or if we enter into a written agreement to undergo such a transaction or event, the Compensation Committee or our Board will have the authority, with respect to any awards under the 2013 Master Incentive Plan and subject to the terms of the 2013 Master Incentive Plan, to (i) either terminate such awards, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights, or replace such awards with other rights or property selected by the Compensation Committee or the Board, (ii) provide that such awards will be assumed by the successor or survivor corporation, or a parent or subsidiary of the successor or surviving corporation, or substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) accelerate such awards, or (iv) provide that such awards cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

Federal Income Tax Consequences

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. No taxable income is realized by the optionee upon the exercise of an incentive stock option. If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (1) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (2) we will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by us.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of our common stock acquired on the date of exercise over the exercise price, and we generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of our common stock received are taxable to the recipient as ordinary income and generally are deductible by us.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to us in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. We will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”)

will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the 2013 Master Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. We generally will be entitled at that time to an income tax deduction for the same amount.

Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and certain other performance awards paid under the 2013 Master Incentive Plan are “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2013 Master Incentive Plan.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Committee will administer and interpret the 2013 Master Incentive Plan and all award agreements in a manner consistent with the intent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award. If any provision of the 2013 Master Incentive Plan or any award agreement would result in such adverse consequences, the Committee may amend that provision or take other necessary action to avoid any adverse tax results, and no such action will be deemed to impair or otherwise adversely affect the rights of any holder of an award under the 2013 Master Incentive Plan.

Transferability of Awards

Except as otherwise provided by the terms of the 2013 Master Incentive Plan, awards (other than stock awards) under the 2013 Master Incentive Plan may only be transferred by will or by the laws of descent and distribution. Under no circumstances may outstanding awards (other than stock awards) be transferred for value.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2013 Master Incentive Plan that were subject to shareholder approval. In addition, the Committee, in its sole discretion, will determine the number and types of awards that will be granted under the 2013 Master Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2013 Master Incentive Plan is approved by our shareholders. The closing price of a share of our common stock as reported on the NYSE on February 13, 2013, the record date for the meeting, was $41.62.

Equity Compensation Plan Information

The following table summarizes, with respect to our equity compensation plans, the number of shares of our common stock to be issued upon exercise of outstanding options, warrants and other rights to acquire shares, the weighted-average exercise price of these outstanding options, warrants and rights and the number of shares remaining available for future issuance under our equity compensation plans as of December 1, 2012, the last day of our fiscal year.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,816,165	[1]	$21.63	[2]	2,682,620	[3]
Equity compensation plans not approved by security holders	NONE		N/A		NONE

Total	2,816,165		$21.63		2,682,620

1	Consists of 2,429,750 outstanding stock options, 141,184 outstanding restricted stock units and 245,231 outstanding restricted stock shares convertible to common stock under the Company’s share based equity plans.

2	The weighted average exercise price does not include outstanding restricted stock units or deferred units convertible to common stock under the Company’s deferred compensation plans.

3	Set forth in the table below are the number of shares remaining available for issuance under each of our equity compensation plans at December 1, 2012. Grants under these plans may be in the form of any of the listed type of awards. Of the number of shares available under the Existing Year 2000 Stock Incentive Plan, only 329,134 of these shares remained available for restricted stock or restricted stock unit awards as of December 1, 2012.

Plan	Number of Shares	Types of Awards
Amended and Restated H.B. Fuller Company Year 2000 Stock Incentive Plan	2,629,431	Options, restricted stock, restricted stock units, stock appreciation rights and performance awards

Key Employee Deferred Compensation Plan	53,189	Deferred units convertible to common stock

Recommendation

The Board of Directors recommends that you vote FOR the proposal to approve the H.B. Fuller Company 2013 Master Incentive Plan. Proxies will be voted FOR the proposal unless otherwise specified.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC rules allow a single copy of the Proxy Statement and Annual Report to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family, and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household H.B. Fuller Company proxy statements and annual reports, delivering a single copy of each to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our Proxy Statement or Annual Report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. The Company will deliver promptly upon written or oral request a separate copy of our Proxy Statement and/or our Annual Report to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to Corporate Secretary, H.B. Fuller Company, or call (651) 236-5045.

ANNEX A

NON-GAAP FINANCIAL MEASURES

The information presented in this proxy statement under the caption “Executive Compensation—Compensation Discussion and Analysis” regarding operating income, adjusted diluted earnings per share from continuing operations and earnings before interest, taxes, depreciation and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported financial results of the Company determined in accordance with GAAP. We have included this non-GAAP information to assist in understanding the operating performance of the Company as well as the comparability of results. The non-GAAP information provided may not be consistent with methodologies used by other companies. All non-GAAP information regarding operating income, adjusted diluted earnings per share from continuing operations and EBITDA is reconciled with reported GAAP results in the tables below.

Operating Income Reconciliation (dollars in millions (unaudited))	52 Weeks Ended December 1, 2012	53 Weeks Ended December 3, 2011
Operating income[1]	$165.9	$116.9
Special charges, net	(52.5)	(7.5)
Forbo Inventory Step-Up	(3.3)	—
Asset impairment charges	(1.5)	(0.3)
Other income, net	0.8	4.1
Interest expense	(19.8)	(10.8)

Income from continuing operations before income taxes and income from equity method investments[a]	$89.5	$102.4

a	Amounts may not add due to rounding.

Adjusted Diluted Earnings Per Share from Continuing Operations Reconciliation		52 Weeks Ended December 1, 2012	Adjustments	Adjusted 52 Weeks Ended December 1, 2012
(in thousands, except per share amount
(unaudited))
Net revenue		$1,886,239	$—	$1,886,239
Cost of sales		(1,368,963)	(3,314)	(1,365,649)

Gross profit		517,276	(3,314)	520,590
Selling, general and administrative expenses		(354,735)	—	(354,735)
Acquisition and transformation related costs	(18,167)
Workforce reduction costs	(28,087)
Facility exit costs	(4,203)
Other related costs	(2,010)

Special charges, net		(52,467)	(52,467)	—
Asset impairment charges		(1,517)	—	(1,517)
Other income (expense), net		784	—	784
Interest expense		(19,793)	—	(19,793)

Income from continuing operations before income taxes and income from equity method investments		89,548	(55,781)	145,329
Income taxes		(30,479)	12,534	(43,013)
Income from equity method investments		9,218	—	9,218

Income from continuing operations		68,287	(43,247)	111,534
Income from discontinued operations		57,568	—	57,568

Net income including non-controlling interests		125,855	(43,247)	169,102
Net income attributable to non-controlling interests		(233)	—	(233)

Net income attributable to H.B. Fuller		$125,622	$(43,247)	$168,869

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		1.37	(0.87)	2.25
Income from discontinued operations		1.16	—	1.16

		$2.53	$(0.87)	$3.41

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		1.34	(0.85)	2.20 [2]
Income from discontinued operations		1.14	—	1.14

		$2.48	$(0.85)	$3.34

Weighted-average common shares outstanding:
Basic		49,571	49,571	49,571
Diluted		50,618	50,618	50,618

a	Income per share amounts may not add due to rounding

Adjusted Diluted Earnings Per Share from Continuing Operations Reconciliation	53 Weeks Ended December 3, 2011	Adjustments	Adjusted 53 Weeks Ended December 3, 2011
(in thousands, except per share amount
(unaudited))
Net revenue	$1,444,085	$—	$1,444,085
Cost of sales	(1,040,253)	—	(1,040,253)

Gross profit	403,832	—	403,832
Selling, general and administrative expenses	(286,871)	—	(286,871)
Special charges	(7,499)	(7,499)	—
Asset impairment charges	(332)	—	(332)
Other income (expense), net	4,101	—	4,101
Interest expense	(10,811)	—	(10,811)

Income from continuing operations before income taxes and income from equity method investments	102,420	(7,499)	109,919
Income taxes	(31,211)	1,747	(32,958)
Income from equity method investments	9,006	—	9,006

Income from continuing operations	80,215	(5,752)	85,967
Income from discontinued operations	8,832	—	8,832
Net income including non-controlling interests	89,047	(5,752)	94,799
Net loss attributable to non-controlling interests	58	—	58

Net income attributable to H.B. Fuller	$89,105	$(5,752)	$94,857

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	$1.64	$(0.12)	$1.75
Income from discontinued operations	$0.18	$—	$0.18

	$1.82	$(0.12)	$1.94

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	$1.61	$(0.12)	$1.72 [2]
Income from discontinued operations	$0.18	$—	$0.18

	$1.79	$(0.12)	$1.90

Weighted-average common shares outstanding:
Basic	48,991	48,991	48,991
Diluted	49,866	49,866	49,866

a	Income per share amounts may not add due to rounding

EBITDA Reconciliation (in thousands (unaudited))	52 Weeks Ended December 1, 2012	53 Weeks Ended December 3, 2011
Net revenue	$1,886,239	$1,444,085
Cost of sales	(1,365,649)	(1,040,253)

Gross profit	520,590	403,832
Selling, general and administrative expenses	(354,735)	(286,871)

Operating income[1]	165,855	116,961
Depreciation expense	35,787	28,888
Amortization expense	18,703	10,162

EBITDA[3]	$220,345	$156,011
EBITDA margin	11.7%	10.8%

[1]	Operating income is defined as gross profit less selling, general and administrative (SG&A) expenses.

[2]

Adjusted diluted earnings per share from continuing operations is a non-GAAP financial measure. First, second, third and fourth quarters of 2012 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $6.5 million, $32.1 million, $4.7 million and $9.2 million on a pre-tax basis ($0.14, $0.47, $0.08 and $0.15 per diluted share) in the first, second, third and fourth quarters, respectively. During the fourth quarter of 2011, these costs amounted to $7.5 million on a pre-tax basis ($0.12 per diluted share in fourth quarter of 2011 and $0.11 per diluted for the full year 2011). During the second quarter of 2012, the Company recorded a one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business on the gross profit margin line of the income statement. On a pre-tax basis, this “step-up” amounted to $3.3 million dollars ($0.05 per diluted share). Lastly, during the third quarter of 2012, various discrete tax items impacted the quarter’s results. These tax items had a positive impact on net income of $1.7 million dollars ($0.03 per diluted share). A reconciliation to reported earnings per diluted share is provided in the tables above.

[3]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense.

ANNEX B

H.B. FULLER COMPANY

2013 MASTER INCENTIVE PLAN

Section 1. Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants and independent contractors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Stock Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 9(b).

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) “Committee” shall mean the Compensation Committee or such other committee designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m). The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m).

(g) “Company” shall mean H.B. Fuller Company, a Minnesota corporation, and any successor corporation.

(h) “Director” shall mean a member of the Board.

(i) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(j) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or advisor (other than a non-employee Director) providing services to the Company or any Affiliate.

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then traded on the New York Stock Exchange, the closing price of one Share as reported on the New York Stock Exchange on such date or, if the New York Stock Exchange is not open for trading on such date, on the most recent preceding date when the New York Stock Exchange is open for trading.

(m) “Full Value Award” shall mean any Award other than an Option or Stock Appreciation Right, the value of which Option or Stock Appreciation Right is based solely on an increase in the value of the Shares after the date of grant of such Award.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase shares of the Company.

(q) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(r) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(s) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(t) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination, applied on a corporate, subsidiary, division, business unit or line of business basis:

•	economic value added (EVA);

•	sales or revenue;

•	costs or expenses;

•	net profit after tax;

•	gross profit;

•	operating income;

•	earnings (whether before or after taxes);

•	earnings before interest and taxes (EBIT);

•	earnings before interest, taxes, depreciation and amortization (EBITDA);

•	earnings (whether before or after taxes), EBIT or EBITDA as a percentage of net sales;

•	return on actual or pro forma equity;

•	return on actual or pro forma net assets;

•	return on actual or pro forma capital;

•	return on actual or pro forma net capital employed;

•	earnings per share (EPS) (basic or diluted);

•	earnings per share from continuing operations;

•	pre-tax income;

•	operating income margin;

•	net income attributable to the Company;

•	total shareholder return (TSR);

•	cash flow (including free cash flow and cash flow from operating, investing or financing activities or any combination thereof);

•	return on invested capital;

•	stock price;

•	return on sales;

•	net working capital;

•	return on gross investment (ROGI);

•	total business return (TBR);

•	value creation;

•	net trade revenue;

•	return on investment.

Each such Performance Goal may be based (i) solely by reference to absolute results of individual performance or organizational performance at various levels (e.g., the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company) or (ii) upon organizational performance relative to the comparable performance of other companies selected by the Committee. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the exclusion of charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (X) asset-write downs, litigation or claim judgments or settlements, reorganizations, the impact of acquisitions and divestitures, restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (Y) foreign exchange gains and losses or an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (Z) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles (or other accounting principles which may then be in effect). To the extent that Section 162(m) of the Code or applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without disclosing to shareholders and obtaining shareholder approval of such changes and without thereby exposing the Company to potentially adverse tax or other legal consequences, the Committee shall have the sole discretion to make such changes without obtaining shareholder approval.

(u) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(v) “Plan” shall mean the H.B. Fuller Company 2013 Master Incentive Plan, as amended from time to time.

(w) “Prior Plan” shall mean the H.B. Fuller Company Year 2000 Stock Incentive Plan, as amended from time to time. For avoidance of doubt, any reference to Prior Plan shall include reference to the Amended and Restated H.B. Fuller Company Annual and Long-Term Incentive Plan, which was operated in connection with the 2000 Stock Incentive Plan for the purpose of authorizing the issuance of Performance Awards specifically intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m).

(x) “Restricted Stock” shall mean any Share granted under Section 6(c) of the Plan.

(y) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(aa) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(bb) “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

(cc) “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd) “Shares” shall mean shares of common stock, $1.00 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(gg) “Stock Award” shall mean any Share granted under Section 6(f) of the Plan.

Section 3. Administration

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations under Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, promissory notes (subject to the limitations in Section 6(a)(iii)(A)), other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A and Section 6(h)(ix); (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the

Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b) Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers of the Company or any Affiliate who are subject to Section 16 of the Exchange Act or (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m).

(c) Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of Section 162(m).

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,500,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4(c) of the Plan, the number of Shares available for granting Full Value Awards shall not exceed 1,200,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including shares of Restricted Stock, whether or not dividends have been paid on such shares), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted pursuant to Section 4(b) of the Plan against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan. Notwithstanding anything to the contrary in this Section 4(a), the following Shares will not again become available for issuance under the Plan: (i) any Shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section Section 6(a)(iii)(B) or any Shares tendered in payment of the exercise price of an Option; (ii) any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation with respect to an Award; (iii) Shares covered by a Stock Appreciation Right issued under the Plan that are not issued in connection with settlement in Shares upon exercise; or (iv) Shares that are repurchased by the Company using Option exercise proceeds.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. For purposes of determining the number of Shares covered on the date of grant by a Stock Appreciation Right that is to be settled in Shares, the aggregate number of Shares with respect to which the Stock Appreciation Right is to be exercised shall be counted against the number of Shares available for Awards under the Plan (without regard to the number of actual Shares issued upon settlement). Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, (iii) the purchase price or exercise price with respect to any Award and (iv) the limitations contained in Section 4(d)(i) below; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

(d) Award Limitations Under the Plan.

(i)	Limitation for Awards Denominated in Shares. No Eligible Person may be granted any Award or Awards denominated in Shares, for more than 500,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year.

(ii)	Section 162(m) Limitation for Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash to any Participant in the aggregate in any taxable year shall be $5,000,000 in value, whether payable in cash, Shares or other property. This limitation contained in this Section 4(d)(ii) does not apply to any Award or Awards subject to the limitation contained in Section 4(d)(i). The limitation contained in this Section 4(d)(ii) shall apply only with respect to any Award or Awards granted under this Plan, and limitations on awards granted under any other shareholder-approved incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5. Eligibility

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Awards

(a) Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction, with any such Option grant counting toward the maximum limit stipulated in Section 4(d)(i) or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)	Option Term. The term of each Option shall be fixed by the Committee at the time but shall not be longer than 10 years from the date of grant.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may accept a promissory note as consideration only if the acceptance of such note does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002.

(B)	Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised, on the date of exercise, over the exercise price of the Option for such Shares.

(iv)	Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)	The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.

(C)	Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)	The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)	Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a grant price below Fair Market Value on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction (with any such grant counting toward the maximum limit stipulated in Section 4(d)(i)) or (B) if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall not be longer than 10 years from the date of grant). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant an Award of Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)

Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the stock transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

Shares representing Restricted Stock that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)	Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by such Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant to Eligible Persons Performance Awards that are intended to be “qualified performance-based compensation” within the meaning of Section 162(m). A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals established by the Committee within the time prescribed by Section 162(m), and shall otherwise comply with the requirements of Section 162(m), as described below.

(i)	Timing of Designations; Duration of Performance Periods. For each Performance Award, the Committee shall, not later than 90 days after the beginning of each performance period, (i) designate all Participants for such performance period and (ii) establish the objective performance factors for each Participant for that performance period on the basis of one or more of the Performance Goals, the outcome of which is substantially uncertain at the time the Committee actually establishes the Performance Goal. The Committee shall have sole discretion to determine the applicable performance period, provided that in the case of a performance period less than 12 months, in no event shall a performance goal be considered to be pre-established if it is established after 25 percent of the performance period (as scheduled in good faith at the time the Performance Goal is established) has elapsed.

(ii)	Certification. Following the close of each performance period and prior to payment of any amount to a Participant with respect to a Performance Award, the Committee shall certify in writing as to the attainment of all factors (including the performance factors for a Participant) upon which any payments to a Participant for that performance period are to be based.

(iii)	Payment of Performance Awards. Certified Awards shall be paid no later than two and one-half months following the conclusion of the applicable performance period; provided, however, that the Committee may establish procedures that allow for the payment of Awards on a deferred basis, subject to the requirements of Section 409A. The Committee may, in its discretion, reduce the amount of a payout achieved and otherwise to be paid in connection with a Performance Award, but may not exercise discretion to increase such amount.

(iv)	Certain Events. If a Participant dies or becomes permanently and totally disabled before the end of a performance period or after the performance period and before an Award is paid, the Committee may, in its discretion, determine that the Participant shall be paid a pro-rated portion of the Award that the Participant would have received but for his or her death or disability.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f) Stock Awards. The Committee is hereby authorized to grant to Eligible Persons Shares without restrictions thereon, as deemed by the Committee to be consistent with the purpose of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, such Stock Awards may have such terms and conditions as the Committee shall determine.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares, or other securities on the date the purchase right is granted. The consideration paid by the Participant may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, promissory notes (subject to the limitations in (a)(iii)(A)), other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

(h) General.

(i)	Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)

Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes (provided, however, that the acceptance of such promissory notes does not conflict with Section 402 of the Sarbanes-Oxley Act of 2002), other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv)	Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for a period not to exceed 10 years from the date of grant.

(v)	Limits on Transfer of Awards. Except as otherwise provided by the Committee in this Section 6(h)(v), no Award (other than a Stock Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) at any time that such Participant holds such Option; provided, however that such transfers may not be for value (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by a Participant other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(vii)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders, seek to effect any re-pricing of any previously granted, “underwater” Option by: (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Stock, Restricted

Stock Units, Performance Award or other Stock Award in exchange; or (iii) repurchasing the underwater Options. An Option will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Option is less than the exercise price of the Option.

(viii)	Acceleration of Vesting or Exercisability. No Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or shareholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(ix)	Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control, disability or separation from service meet the definition of a change in ownership or effective control, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7. Amendment and Termination; Corrections

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the shareholders of the Company shall be required for any amendment to the Plan that would:

(i)	require shareholder approval under the rules or regulations of the Securities and Exchange Commission, the New York Stock Exchange or any other securities exchange that are applicable to the Company;

(ii)	increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)	increase the number of shares or value subject to the limitations contained in Section 4(d) of the Plan;

(iv)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(h)(vii) of the Plan;

(v)	permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan; or

(vi)	cause the Company to be unable to grant Incentive Stock Options under the Plan, or would cause Section 162(m) to become unavailable with respect to the Plan.

(b) Amendments to Awards. Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof. If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i)	either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)	that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8. Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a

Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (but only to the extent necessary to satisfy minimum statutory withholding requirements) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9. General Provisions

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c) Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) No Rights of Shareholders. Except with respect to Restricted Stock and Stock Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(f)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) Governing Law. The internal law, and not the law of conflicts, of the State of Minnesota shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10. Clawback or Recoupment

All Awards under this Plan shall be subject to forfeiture or other penalties pursuant to the Company’s Executive and Key Manager Compensation Clawback Policy, as amended from time to time, and such forfeiture and/or penalty conditions or provisions as determined by the Committee.

Section 11. Effective Date of the Plan

The Plan was adopted by the Board on January 24, 2013. The Plan shall be subject to approval by the shareholders of the Company at the annual meeting of shareholders of the Company to be held on April 11, 2013, and the Plan shall be effective as of the date of such shareholder approval. On and after shareholder approval of the Plan, no awards shall be granted under the Prior Plan, but all outstanding awards previously granted under the Prior Plan shall remain outstanding and subject to the terms of the Prior Plan.

Section 12. Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on January 24, 2023 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan; provided, however, that no Performance Award shall be granted under the Plan after the fifth year following the year in which shareholders approved the Performance Goals unless and until the Performance Goals are re-approved by the shareholders. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.

DIRECTIONS TO H.B. FULLER COMPANY

1200 Willow Lake Boulevard

St. Paul, Minnesota

651-236-5900

Directions:

From the North: Take I-35E south to County Road E. Take the County E exit (Exit 115) and turn left onto County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the South: Take I-35E north to County Road E (approx. 10 miles from downtown St. Paul). Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the West: Take I-494 or I-94 east to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

From the East: Take I-694 west to I-35E north. Follow I-35E north to County Road E. Take the County E exit (Exit 115) and turn right on County Road E. Take County Road E east to Labore Road (second stoplight) and turn right. Follow Labore Road to Willow Lake Blvd and turn left. Turn right into H.B. Fuller’s corporate headquarters entrance at 1200 Willow Lake Blvd and continue to stop sign. Turn left at stop sign and proceed to parking lot.

PARKING:    Parking is available in the parking lot of the H.B. Fuller Company headquarters.

C-1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 11, 2013.

H.B. FULLER COMPANY	Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 13, 2013
	Date: April 11, 2013	Time: 2:00 PM
Location: H.B. Fuller
Company Headquarters 1200 Willow Lake Boulevard Saint Paul, Minnesota 55110

H.B. FULLER COMPANY P.O. BOX 64683 ST. PAUL, MN 55164-0683

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
NOTICE AND PROXY STATEMENT ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before March 29, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow     (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees:
01) Dante C. Parrini
02) John C. van Roden, Jr.
03) James J. Owens
The Board of Directors recommends you vote FOR the following proposals:
2. A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the attached proxy statement.
3. The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 30, 2013.
4. Approval of the H.B. Fuller Company 2013 Master Incentive Plan.
NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).

If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

VOTE BY INTERNET - www.proxyvote.com
H.B. FULLER COMPANY P.O. BOX 64683 ST. PAUL, MN 55164-0683

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53795-P31952-Z59218                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

H.B. FULLER COMPANY			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees:
	01)	Dante C. Parrini
	02)	John C. van Roden, Jr.				.
	03)	James J. Owens
The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the attached proxy statement.						☐	☐	☐

3.	The ratification of the appointment of KPMG LLP as H.B. Fuller’s independent registered public accounting firm for the fiscal year ending November 30, 2013.						☐	☐	☐

4.	Approval of the H.B. Fuller Company 2013 Master Incentive Plan.						☐	☐	☐

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in the proxy statement will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M53796-P31952-Z59218

H.B. FULLER COMPANY

Annual Meeting of Shareholders

April 11, 2013

This proxy is solicited by the Board of Directors

For Registered Shareholders: The undersigned, revoking all prior proxies, appoints James J. Owens, James. R. Giertz and Timothy J. Keenan, or any one or more of them, as proxies, with full power of substitution, to represent the undersigned and to vote, as indicated on the reverse side and otherwise in their discretion upon such other matters as may properly come before the meeting, all shares of the common stock of H.B. Fuller Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the H.B. Fuller Company headquarters, 1200 Willow Lake Boulevard, Saint Paul, Minnesota on Thursday, April 11, 2013 at 2:00 p.m., local time, and at any adjournment thereof. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

For Participants in the 401(k) Plan: This voting instruction form is sent to you on behalf of JPMorgan Chase Bank, N.A. as Trustee of the H.B. Fuller Company 401(k) & Retirement Plan (the “Plan”). Please complete this form on the reverse side, sign your name exactly as it appears on the reverse side, and return it in the enclosed envelope. Your instructions must be received no later than 11:59 p.m. Central Time on Monday, April 8, 2013, to be counted.

As a participant in the Plan, the undersigned hereby directs JPMorgan Chase Bank, as Trustee, to vote all shares of common stock of H.B. Fuller Company represented by the undersigned’s proportionate interest in the Plan at the Annual Meeting of Shareholders to be held on Thursday, April 11, 2013 at 2:00 p.m., local time, and at any adjournment thereof, upon the matters set forth on the reverse side and upon such other matters as may properly come before the meeting. Only the Trustee can vote these shares. You cannot vote these shares in person at the Annual Meeting.

Continued and to be signed on reverse side